As filed pursuant to Rule 424(b)(5)
under the Securities Act of 1933
in connection with
Registration No. 333-122876 and 333-126688
Prospectus Supplement
To Prospectus Dated July 11, 2005
$2,723,000,000
Auto Receivable Backed Notes
WFS Financial 2005–3 Owner Trust

$389,000,000	3.66838%	Class A-1 Notes
$713,000,000	4.11%	Class A-2 Notes
$325,000,000	4.25%	Class A-3A Notes
$682,000,000	Floating Rate	Class A-3B Notes
$306,000,000	4.39%	Class A-4 Notes
$105,000,000	4.50%	Class B Notes
$112,000,000	4.54%	Class C Notes
$91,000,000	4.76%	Class D Notes
 WFS Receivables Corporation 3
Seller
 WFS Financial Inc
Master Servicer

      The trust will issue eight classes of notes which are being offered hereby. Payments on the notes will be made on the 17th day of each month, or if the 17th is not a business day, on the next following business day, beginning on September 19, 2005.
      Credit enhancement for the notes will consist of excess spread, funds on deposit in a spread account, overcollateralization (in the form of payments on the notes such that the aggregate principal balance of the auto receivables in the trust will exceed the aggregate principal amount of the outstanding notes by an anticipated percentage amount) and, to the extent funded as described herein, a secondary spread account.

      You should carefully review the risk factors beginning on page S-19 of this prospectus supplement and page 9 of the prospectus.
      The notes are auto receivable backed notes issued by the WFS Financial 2005-3 Owner Trust and are backed only by the assets of the trust. The notes are not obligations of WFS Receivables Corporation 3, WFS Financial Inc or any of their affiliates, nor are the notes insured by the Federal Deposit Insurance Corporation.

	Principal	Interest	Final Scheduled	Price to	Underwriting	Proceeds to
Class	Amount	Rate	Distribution Date	Public	Discounts	the Seller

Class A-1 Notes	$389,000,000	3.66838%	August 17, 2006	100.00000%	0.100%	99.90000%
Class A-2 Notes	$713,000,000	4.11%	June 17, 2008	99.99793%	0.130%	99.86793%
Class A-3A Notes	$325,000,000	4.25%	June 17, 2010	99.98741%	0.160%	99.82741%
Class A-3B Notes	$682,000,000	LIBOR + 0.01%	June 17, 2010	100.00000%	0.160%	99.84000%
Class A-4 Notes	$306,000,000	4.39%	May 17, 2013	99.98866%	0.210%	99.77866%
Class B Notes	$105,000,000	4.50%	May 17, 2013	99.97767%	0.320%	99.65767%
Class C Notes	$112,000,000	4.54%	May 17, 2013	99.97345%	0.470%	99.50345%
Class D Notes	$91,000,000	4.76%	May 17, 2013	99.98754%	0.540%	99.44754%

Total	$2,723,000,000			$2,722,845,102	$4,923,500	$2,717,921,602
      The Price to Public and Proceeds to the Seller do not include accrued interest due, if any, from the date of initial issuance. The Proceeds to the Seller have not been reduced by the Seller’s expenses, which are estimated to be $1,194,000.
      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about July 27, 2005.
Joint Bookrunners

Banc of America Securities LLC	Merrill Lynch & Co.
Co-Managers
Citigroup

Credit Suisse First Boston
Deutsche Bank Securities
July 19, 2005

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT
      We provide information to you about the securities in two separate documents: (1) the accompanying prospectus dated July 11, 2005, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. This prospectus supplement does not contain complete information about the offering of your series of notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell your series of notes to you unless you have received both this prospectus supplement and the prospectus.
      You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of the notes. We have not authorized anyone to provide you with different information.
      If you purchase any of the notes offered by this prospectus supplement, you will also be provided with unaudited monthly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on the website of WFS Financial Inc, referred to in this prospectus supplement as “WFS” or, in its capacity as Master Servicer, as the “Master Servicer,” at www.wfsfinancial.com.
WHERE TO FIND INFORMATION IN THESE DOCUMENTS
      We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.
      Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents.
      To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.
      WFS, as Master Servicer, will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner of notes offered by this prospectus supplement, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949)727-1002. This prospectus supplement may also be found at WFS’ website at www.wfsfinancial.com. The information contained in WFS’ website does not constitute part of this prospectus supplement or the accompanying prospectus.

SUMMARY OF TERMS
       This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.
The Parties:

The Issuer	WFS Financial 2005–3 Owner Trust or the trust.

Seller	WFS Receivables Corporation 3 or WFSRC3.

Master Servicer	WFS Financial Inc or WFS.

Indenture Trustee	Deutsche Bank Trust Company Americas.

Owner Trustee	Chase Bank USA, National Association.
Important Dates:

Statistical Calculation Date	June 25, 2005, the date used in preparing certain statistical information herein.

Initial Cut-Off Date	Expected to be July 26, 2005.

Initial Closing Date	Expected to be July 27, 2005.

Subsequent Cut-off Date	With respect to any contract transferred to the trust after the initial closing date, the date specified by the seller in accordance with the sale and servicing agreement, which is expected to be the business day immediately preceding the date of transfer.

Distribution Dates	Payments of interest and principal will be made monthly on the 17th day of each month, or if that is not a business day, on the next business day, beginning on September 19, 2005. The priority of payment of interest and principal will be made as described under “The Securities — Payment of Interest” and “The Securities — Payment of Principal”.

Final Scheduled Distribution Dates	If not paid earlier, the outstanding principal amount of each class of notes will be paid on the applicable final scheduled distribution date specified on the front cover of this prospectus supplement under the heading “Final Scheduled Distribution Date”.

The Securities:

The Notes	The following classes of notes will be issued by the trust and are being offered by this prospectus supplement:

	Principal	Interest Rate Per
Note Class	Amount	Annum

A-1	$389,000,000	3.66838%
A-2	$713,000,000	4.11%
A-3A	$325,000,000	4.25%
A-3B	$682,000,000	LIBOR + 0.01%
A-4	$306,000,000	4.39%
B	$105,000,000	4.50%
C	$112,000,000	4.54%
D	$91,000,000	4.76%

The notes will represent obligations of the trust secured by the assets of the trust. Payments on each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B, B is higher than C and C is higher than D). The notes will be issued in book-entry form and in minimum denominations of $1,000, and in multiples of $1,000 in excess thereof. The notes will bear interest at the rates set forth above and calculated in the manner described under “— Interest Calculation”. References to the Class A-3 Notes mean the Class A-3A Notes and the Class A-3B Notes, collectively.

The Certificates	The trust will issue to the seller WFS Financial 2005–3 Owner Trust Auto Receivable Backed Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates will be subordinated to payments on the notes.

Ratings of the Notes	It is a condition to the issuance of the notes that each class of notes have been assigned the following ratings:

Rating

Note		Standard &
Class	Moody’s	Poor’s	Fitch

A-1	Prime-1	A-1+	F1+
A-2	Aaa	AAA	AAA
A-3A and A-3B	Aaa	AAA	AAA
A-4	Aaa	AAA	AAA
B	Aa2	AA	AA
C	A1	A	A
D	Baa1	BBB	BBB

These ratings will be obtained from Moody’s Investors Service, Standard & Poor’s Rating Services, a Division of The McGraw-Hill Companies, Inc. and Fitch Ratings. At any time, a rating can be lowered, qualified or withdrawn by the rating agency which has assigned that rating.

Interest Calculation	Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, the prior distribution date (or from, and including, the initial closing date with respect to the first distribution date) to, but excluding, the current distribution date. Interest on the Class A-1 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

Interest on the Class A-2 Notes, Class A-3A Notes, Class A-4 Notes, Class B Notes, Class C Notes and the Class D Notes will accrue at the fixed interest rate applicable to each class from, and including, the 17th day of the preceding month (or from, and including, the initial closing date with respect to the first distribution date) to, but excluding, the 17th day of the month of the current distribution date. Interest on these notes will be calculated on the basis of a 360-day year.

Interest on the Class A-3B Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class from, and including, the prior distribution date (or from, and including, the initial closing date with respect to the first distribution date) to, but excluding, the current distribution date. LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the display designated as page 3750 by Moneyline Telerate Service (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second London business day prior to the initial closing date with respect to the first distribution date and, as to each distribution date thereafter, on the second London business day prior to the previous distribution date. Interest on the Class A-3B Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

Distribution of Net Collections	On each distribution date, so long as an event of default under the indenture has not occurred and is not continuing, the indenture trustee will apply the funds of the trust which are available for distribution in respect of the related collection period (other than any secondary spread account withdrawal amounts) as follows:

• first, to pay the monthly servicing fee;

• second, to pay the trustees’ fees and expenses up to an aggregate maximum amount of $100,000 per year for the owner trustee and up to an aggregate maximum amount of $200,000 per year for the indenture trustee;

• third, to pay the swap counterparty the net swap payment;

• fourth, pro rata to pay interest on the Class A Notes and any senior swap termination payments to the swap counterparty;

• fifth, to make a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes to the aggregate principal balance of the contracts as of the last day of the related collection period;

• sixth, to pay interest on the Class B Notes;

• seventh, to make a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amounts of the Class A Notes and the Class B Notes, calculated after taking into account the principal distributions made pursuant to clause fifth above, to the aggregate principal balance of the contracts as of the last day of the related collection period;

• eighth, to pay interest on the Class C Notes;

• ninth, to make a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amounts of the Class A Notes, the Class B Notes and the Class C Notes, calculated after taking into account the principal distributions made pursuant to clauses fifth and seventh above, to the aggregate principal balance of the contracts as of the last day of the related collection period;

• tenth, to pay interest on the Class D Notes;

• eleventh, to make a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amount of the notes, calculated after taking into account the principal distributions made pursuant to clauses fifth, seventh and ninth above, to the aggregate principal balance of the contracts as of the last day of the related collection period;

• twelfth, to deposit into the spread account the specified spread account balance;

• thirteenth, to make a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amount of the notes, calculated after taking into account the principal distributions made pursuant to clauses fifth, seventh, ninth and eleventh above, to an amount equal to the excess of the aggregate principal balance of the contracts as of the last day of the related collection period over the overcollateralization amount as described below under “The Trust Property — Overcollateralization”;

• fourteenth, to deposit into the secondary spread account any remaining funds until the amount on deposit therein equals the secondary spread account amount as described below under “The Trust Property — Secondary Spread Account”;

• fifteenth, to the swap counterparty, any subordinate swap termination payments and any other amounts payable by the issuer to the swap counterparty and not previously paid; and

• sixteenth, to deposit any remaining available funds into the spread account.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “— Payment of Principal”.

In addition, as described under “The Trust Property — Secondary Spread Account”, following the occurrence of a secondary spread account funding event, amounts on deposit in the secondary spread account will be applied to make interest and certain principal payments in respect of the Class C Notes and the Class D Notes.

Payment of Interest	On each distribution date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class. Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in proportion to the interest due on each class.

Payment of Principal	Principal of the notes will generally be paid on each distribution date in the following sequential order:

• to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

• to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

• to the Class A-3A Notes and Class A-3B Notes on a pro rata basis, based upon their respective principal amounts, until the Class A-3A Notes and Class A-3B Notes have been paid in full;

• to the Class A-4 Notes until the Class A-4 Notes have been paid in full;

• to the Class B Notes until the Class B Notes have been paid in full;

• to the Class C Notes until the Class C Notes have been paid in full; and

• to the Class D Notes until the Class D Notes have been paid in full.

On the final scheduled distribution date for one or more classes of notes, all principal payments will generally be made on that distribution date and any subsequent distribution date first to those classes of notes with that final scheduled distribution date, in order of seniority, until those classes are paid in full.

If the notes are accelerated after an event of default under the indenture and the trust property is sold or otherwise liquidated, principal payments will be made in the following order of priority:

• to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

• to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

• to the Class A-3A Notes and Class A-3B Notes on a pro rata basis, based upon their respective principal amounts, until the Class A-3A Notes and Class A-3B Notes have been paid in full;

• to the Class A-4 Notes until the Class A-4 Notes have been paid in full;

• to the Class B Notes until the Class B Notes have been paid in full;

• to the Class C Notes until the Class C Notes have been paid in full; and

• to the Class D Notes until the Class D Notes have been paid in full.

If the notes are accelerated after an event of default under the indenture and the trust property is sold or otherwise liquidated, the fees and expenses due to the Trustees will be paid without limitation prior to the payment of interest or principal to the holders of any class of notes.

See “The Notes — Payments of Principal”, “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts” and “— Events of Default — Priority of Payments Upon the Acceleration of the Notes” for additional information relating to principal payments.
The Trust Property:

General	The trust property will include:

• a pool of retail installment sales contracts and a limited number of installment loans originated or purchased by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

• the funds in the pre-funding account;

• the funds in the spread account;

• the funds in the secondary spread account; and

• the interest rate swap agreement.

The Contracts	On the initial closing date, WFS will sell and assign certain contracts, each of which is a retail installment sales contract or installment loan secured by a new or pre-owned automobile or light duty truck, to WFSRC3. On the initial closing date, WFSRC3 will transfer and assign these initial contracts to the trust. The trust has been established and will be fully funded upon the transfer and assignment of these initial contracts and cash by WFSRC3 to the trust on the initial closing date.

The trust will receive the right to payments of principal received under the initial contracts after the initial cut-off date and the right to interest accrued and received on the initial contracts after the initial cut-off date. The aggregate principal balance of the initial contracts as of the initial cut-off date will not be less than $2,250,000,000.

The initial contracts are secured by first liens on the vehicles purchased under each contract.

As of the statistical calculation date, the initial contracts had a weighted average annual percentage rate of approximately 11.66% and a weighted average remaining maturity of approximately 65.68 months.

As of the statistical calculation date, approximately 99.38% of the aggregate principal balance of the initial contracts are simple interest contracts and approximately 0.62% are Rule of 78’s contracts.

While the characteristics of the contracts transferred to the trust on the initial closing date and during the pre-funding period may differ somewhat from the foregoing information, we anticipate that the variations will not be significant. For additional information relating to the contracts, see “The Contracts Pool”.

The Pre-Funding Account	WFSRC3 expects to transfer subsequent contracts to the trust on one or more subsequent transfer dates during a pre-funding period that begins on the initial closing date and ends no later than August 31, 2005. The aggregate principal balance of the subsequent contracts, as of the related subsequent cut-off date(s), will not be more than $550,000,000. The trust will acquire the subsequent contracts from WFSRC3 with funds deposited into the pre-funding account on the initial closing date. These contracts will be subject to the eligibility criteria described under “The Contracts Pool — Pre-Funding Period”.

The Spread Account	The spread account will be a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial deposit by WFSRC3 in the amount of $7,000,000.

On each distribution date, amounts on deposit in the spread account will be applied as described in the following paragraph and any available funds not otherwise required to make the distributions described in clauses first through eleventh under “The Securities — Distributions of Net Collections” will be deposited into the spread account in order to maintain the amount on deposit therein at the required amount. The amount required to be maintained in the spread account on each distribution date will be the lesser of $14,000,000 or the aggregate principal amount of the notes.

Amounts on deposit in the spread account will be available to make the distributions described in clauses first through eleventh under “The Securities — Distribution of Net Collections”, and to reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date.

If on any distribution date, the amount on deposit in the spread account, after giving effect to all deposits thereto and withdrawals therefrom, is greater than the required amount, the excess cash will be distributed in the following order:

• to make the distributions described in clause thirteenth under “The Securities — Distributions of Net Collections”;

• to deposit into the secondary spread account an amount equal to the secondary spread account amount;

• to the swap counterparty, any subordinate swap termination payments or any other amounts due to the swap counterparty;

• to WFSRC3, until it has received an amount equal to the spread account initial deposit; and

• to WFSRC3 or any other holder of the certificates.

You will have no further rights to any of the excess funds paid to any of these entities.

Secondary Spread Account	The secondary spread account will be a segregated trust account in the name of the indenture trustee that will afford holders of the Class C Notes and Class D Notes some limited protection against losses on the contracts in addition to the protection provided by the other credit enhancement described herein. Amounts on deposit in the secondary spread account will not be available to make payments in respect of the Class A Notes or the Class B Notes.

The secondary spread account will not be initially funded. The secondary spread account will be required to be funded on each distribution date after the net cumulative chargeoff percentage as of the last day of any collection period is greater than the secondary spread account trigger percentage set forth in this prospectus supplement for the related distribution date. Once the secondary spread account is required to be funded, on each distribution date any available funds not otherwise required to make the distributions described in clauses first through thirteenth under “The Securities — Distributions of Net Collections” will be deposited into the secondary spread account until the amount on deposit therein equals the secondary spread account amount.

The amount required to be on deposit in the secondary spread account on each distribution date after the occurrence of a secondary spread account funding event will be equal to 3.00% of the greater of (i) the aggregate principal balance of the contracts as of the last day of the related collection period and (ii) the aggregate principal amount of the Class C Notes and the Class D Notes.

Amounts on deposit in the secondary spread account will be available to (i) make interest distributions to the holders of the Class C Notes and Class D Notes described in clauses eighth and tenth under “The Securities – Distributions of Net Collections”, (ii) pay principal of the Class C Notes and the Class D Notes after the Class A Notes and the Class B Notes have been paid in full and (iii) reduce the principal amount of the Class C Notes and Class D Notes to zero on or after the related final scheduled distribution date and (iv) pay interest and principal distributions if the notes have been accelerated following an event of default under the indenture, as described under “The Notes — Events of Default — Priority of Payments Upon the Acceleration of the Notes”.

If on any distribution date, after giving effect to all deposits thereto and withdrawals therefrom, the amount available for deposit to the secondary spread account is greater than the amount required to be maintained in that account, if any, the excess funds will be distributed in the following order:

• to the swap counterparty to pay any subordinate swap termination payments or other amounts then due the swap counterparty;

• to WFSRC3, until it has received an amount equal to the spread account initial deposit; and

• to WFSRC3 or any other holder of the certificates.

You will have no further rights to any of the excess funds paid to any of these entities.

Subordination	The Class B Notes, the Class C Notes and the Class D Notes will each be subordinated with respect to each class of notes with a higher alphabetical designation. On each distribution date, except as otherwise described above under “The Trust Property — Secondary Spread Account”:

• no interest will be paid on a class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest; and

• no principal will be paid on a class of notes until all principal due on each class of notes with a higher alphabetical designation on that distribution date has been paid in full.

The subordination of the Class B Notes, the Class C Notes and the Class D Notes is intended to decrease the risk of default by the trust with respect to payments due to more senior classes of notes.

Overcollateralization	The overcollateralization amount is the amount by which the aggregate principal balance of the initial contracts and the amount on deposit in the pre-funding account as of the initial closing date to be used to acquire subsequent contracts during the pre-funding period exceeds the aggregate principal amount of the notes. Any overcollateralization will be available to absorb losses on the contracts. The initial level of overcollateralization will be equal to 2.75% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date and the amount on deposit in the pre-funding account as of the initial closing date, as the aggregate principal amount of notes to be issued will equal 97.25% of this sum. The level of overcollateralization will increase through the accelerated repayment of the notes as described above under “The Securities — Distribution of Net Collections”. That repayment will be funded primarily from interest collections on the contracts in excess of the sum of the interest required to be paid on the notes and other fees required to be paid by the trust.

The level of overcollateralization is required to increase to and be maintained at an amount equal to, with respect to each distribution date, the difference between 5.00% of the aggregate principal balance of the contracts as of the last day of the related collection period and the amount on deposit in the spread account as of that distribution date.

Notwithstanding the foregoing, the required overcollateralization amount on any distribution date will not be less than $28,000,000, which equals 1.00% of the sum of the aggregate principal balance of the initial contracts and the amount on deposit in the pre-funding account as of the initial closing date; provided, however, that, as more fully described under “The Notes — Credit Enhancements — Overcollateralization”, the overcollateralization amount could be reduced if on certain specified distribution dates, the net cumulative chargeoff percentage as of the last day of the related collection period is less than a specified percentage, the average of the percentage of contracts, by principal balance, delinquent more than 60 days for each of the three collection periods preceding that distribution date is less than a specified percentage, the deposit rating assigned by Moody’s to WFS’ parent, Western Financial Bank, is at least Ba3 and the deposit rating is not under review for downgrade or assigned a negative outlook at Ba3.

Interest Rate Swap	On the initial closing date, the trust will enter into an interest rate swap agreement to hedge the floating interest rate on the Class A-3B Notes with Merrill Lynch Capital Services, Inc., or another swap provider acceptable to the rating agencies, as the swap counterparty. The interest rate swap will have an initial notional amount equal to the principal amount of the Class A-3B Notes on the initial closing date. The notional amount of the interest rate swap will decrease as principal payments are made on the Class A-3B Notes and will at all times be equal to the principal amount of the Class A-3B Notes.

In general, under the interest rate swap agreement, on each distribution date the issuer will be obligated to pay the swap counterparty a fixed rate payment based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3B Notes on the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The obligations of the trust under the interest rate swap agreement will be secured under the indenture. Net swap payments made by the trust will rank higher in priority than payments on the notes.

The interest rate swap agreement may be terminated upon an event of default or other termination event specified therein. In the event the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the trust out of available funds. Any swap termination payment that constitutes a subordinate swap termination payment will be subordinated to payments of interest and principal on the notes and any senior swap termination payment will be paid pari passu with interest on the Class A Notes.

For a more detailed description of the interest rate swap agreements and the swap counterparty, see “The Notes — Interest Rate Swap” and “The Swap Counterparty”.
Purchase of Contracts and Redemption of the Notes:

Optional Purchase	On any distribution date following the last day of a collection period as of which the aggregate principal balance of the contracts is equal to or less than 10% of the aggregate principal balance of the initial contracts plus 10% of the aggregate principal balance of the subsequent contracts acquired during the pre-funding period as of the related subsequent cut-off date or dates, WFSRC3 may purchase from the trust all of the contracts then outstanding at a purchase price equal to the outstanding principal amount of the notes, plus accrued and unpaid interest on the notes, plus any fees or other amounts due to the master servicer, the trustees or the swap counterparty. If WFSRC3 purchases the contracts, the indenture trustee will redeem the notes and the trust will terminate.

Mandatory Redemption	The notes may be accelerated by the indenture trustee if an event of default has occurred and is continuing under the indenture. If the notes are accelerated, the indenture trustee, or the master servicer at the direction of the indenture trustee, may, under certain circumstances, sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

Mandatory Prepayment	On the first distribution date following the end of the pre-funding period, any funds remaining in the pre-funding account will be applied to pay principal of the most senior class of notes then outstanding.

Tax Status:	In the opinion of Mitchell Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes, as discussed under “Federal and California Income Tax Consequences” in the prospectus:

• the notes will be characterized as debt; and

• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you agree to treat it as debt for tax purposes.

Eligibility for Purchase by Money Market Funds:	The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such notes satisfies the fund’s investment policies and objectives.

ERISA Considerations:	The notes are generally eligible for purchase by employee benefit plans and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, fiduciaries of such employee benefit plans and other benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus supplement and in the prospectus and also should consult with their legal advisors before purchasing notes.

RISK FACTORS
       In addition to the risk factors beginning on page 9 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.
The Ratings of the Notes May be Withdrawn or Revised Which May Have an Adverse Effect on the Market Price of the Notes
       It is a condition of issuance that the notes be rated as follows:

	Moody’s	Standard & Poor’s	Fitch

Class A-1 Notes	Prime-1	A-1+	F1+
Class A-2, Class A-3A, Class A-3B and Class A-4 Notes	Aaa	AAA	AAA
Class B Notes	Aa2	AA	AA
Class C Notes	A1	A	A
Class D Notes	Baa1	BBB	BBB
       The ratings by Moody’s, Standard & Poor’s and Fitch do not address whether WFSRC3 will exercise its optional purchase right with respect to the contracts.
       Moody’s, Standard & Poor’s and Fitch may revise or withdraw their ratings at any time if they feel the circumstances which led to the existing ratings have changed. A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related class of notes.
       A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s, Standard & Poor’s and Fitch of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.
Losses on Contracts May be Affected Disproportionately Because of Geographic Concentration of Contracts in California
       As of the close of business on June 25, 2005, WFS’ records indicate that 37.45% of the aggregate principal balance of the initial contracts will be from contracts originated in California. As of that date, no other state accounted for more than 5.78% of the aggregate principal balance of the initial contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the contracts. In addition, any subsequent contracts transferred by WFSRC3 to the trust during the pre-funding period may affect the geographic concentration of the contracts, which may increase the likelihood that an adverse economic condition or other factors affecting the states in which such subsequent contracts were originated may adversely affect the timing and amount of payment of principal and interest on your notes. While the characteristics of the contracts transferred to the trust on the initial closing date and during the pre-funding period may differ somewhat from the characteristics described herein, we anticipate that the variations will not be significant.

Some Notes Have Greater Risk Because They Are Subordinate to Other Classes of Notes
       You may suffer a loss on your investment if payments of interest on and principal of your notes are subordinated to another class of notes. Both interest payments and principal payments on the notes are subordinated to the servicing fee due to the master servicer, the fees and expenses due to the trustees and net swap payments payable to the swap counterparty.
       On each distribution date, no interest will be paid to a class of notes until all interest due on each class with a higher alphabetical designation through the related interest period has been paid in full (including, to the extent permitted by applicable law, interest on unpaid interest) and no principal will be paid to a class of notes until all principal due on each class with a higher alphabetical designation on that distribution date has been paid in full. Notwithstanding the foregoing, following the occurrence of a secondary spread account funding event, interest may be paid on the Class C Notes and the Class D Notes from amounts on deposit in the secondary spread account even though available funds may be insufficient to pay interest in full on the Class A Notes and the Class B Notes.
       You may experience losses on your investment if the funds available from net collections, amounts on deposit in the spread account and, in the case of the Class C Notes and the Class D Notes, amounts on deposit in the secondary spread account, are insufficient to protect your notes from losses on the contracts.
       In the event of a shortfall in the funds available to pay principal on any distribution date, principal available for payment will generally be paid, until exhausted, to the holders of notes of each class of notes with a higher alphabetical designation up to the principal distributable amount for that class before any principal is paid on any of the classes of notes with a lower alphabetical designation. If sufficient funds are not available, holders of the classes of notes with lower alphabetical designations may suffer a loss on their investment.
Risks in Connection With an Event of Default Under the Indenture Will Affect Each Class of Notes Differently
       If an event of default occurs under the indenture and the maturity dates of the notes have been accelerated, the indenture trustee may sell the contracts and prepay the notes in advance of their respective final scheduled distribution dates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes or, if the assets of the trust are insufficient to pay the total principal amount of the notes, you may not be paid all principal due on your notes.
       The notes feature sequential payment of principal. So long as the notes have not been accelerated following the occurrence of an event of default under the indenture, in general no principal will be paid on any class of notes until all principal due on each class with a higher alphabetical and numerical designation (i.e., A-1 is higher than A-2, A-2 is higher than A-3, A-3 is higher than A-4, A is higher than B, B is higher than C and C is higher than D) have been paid in full. If sufficient funds are not available, holders of the classes of notes with lower alphabetical and numerical designations may suffer a loss on their investment.
       In addition, the acceleration of the maturity dates will change the order of priority for the payment of principal of and interest on the different classes of notes in certain circumstances. If the notes are accelerated following an event of default under the indenture (other than an event of default based on the trust’s breach of a covenant, representation or warranty), after payment of certain amounts to the trustees, the servicer and the swap counterparty, interest on the Class A Notes will be paid ratably and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 Notes are paid in full. Next, the noteholders of all other classes of Class A Notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A Notes. After interest on and principal of all of the Class A Notes are paid in full, interest and principal payments will be made to noteholders of the Class B Notes. After interest on and principal of all of the Class B Notes are paid in full, interest and principal payments will be made to noteholders of the Class C Notes. After interest on and principal of all of the Class C Notes are paid in full, interest and principal payments will be made to noteholders of the Class D Notes. Notwithstanding the foregoing, following the occurrence of a secondary spread account funding event, interest may be paid on the Class C Notes and the Class D Notes from amounts on deposit in the secondary spread account even though available funds may be insufficient to pay interest in full on the Class A Notes and the Class B Notes. If the notes have been accelerated following an event of default under the indenture (due to the trust’s breach of a covenant, representation or warranty), except in limited circumstances, no principal of any class of notes will be paid until all interest on each class of notes has been paid in full and no principal of any class of notes will be paid until all principal of each class of notes with a higher alphabetical designation has been paid in full.
Potential Prepayment of Notes Due to Failure to Transfer Sufficient Number of Additional Contracts to the Trust
       Noteholders will receive as a prepayment of principal on their notes any amounts remaining in the pre-funding account that have not been used to purchase additional contracts by the end of the pre-funding period. We expect that the pre-funding account will contain at least a small amount of funds at the end of the pre-funding period.
Potential Loss or Prepayment on Notes Due to Changes in Pool Characteristics
       The addition of subsequent contracts during the pre-funding period may change the overall characteristics of the pool of contracts. This change may increase the risk of losses or delays in payments on your notes or prepayments on your notes. Although required to meet eligibility criteria set forth in the sale and servicing agreement, the characteristics of the subsequent contracts to be transferred by WFSRC3 to the trust during the pre-funding period may differ from the characteristics of the initial contracts transferred to the trust on the date that the notes are issued. Any changes in the overall characteristics of the pool of contracts due to subsequent contracts transferred by

WFSRC3 to the trust during the pre-funding period may result in a higher rate of delinquencies and losses on the contracts or a higher rate of prepayment than would otherwise be the case, and may affect the timing and amount of payment of principal and interest on your notes.
Our Ability to Acquire Prefunded Contracts May be Limited
       The seller’s conveyance of prefunded contracts to the trust during the funding period is subject to the conditions to be described in the sale and servicing agreement. The ability of the seller to convey prefunded contracts to the trust is completely dependent on the ability of WFS to acquire through dealers a sufficient amount of motor vehicle contracts that meet the foregoing requirements for transfer. The ability of WFS to acquire sufficient prefunded contracts may be affected by a variety of economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither WFS nor the seller has any basis to predict the extent to which economic factors will affect the availability of prefunded contracts. Although no assurances can be given, WFS presently expects that it will acquire sufficient contracts satisfying the criteria to be set forth in the sale and servicing agreement to substantially deplete the amount in the prefunding account by the end of the funding period. Any amounts on deposit in the prefunding account at the end of the prefunding period will be applied as a prepayment of principal of the notes.
The Notes May Suffer Losses as the Trust has Limited Assets
       You may suffer a loss on your investment if the assets of the trust are insufficient to pay the principal amount of the notes you own in full. The only source for payment of the notes will be the assets of the trust. The assets of the trust will consist of the contracts, amounts received in payment or liquidation of the contracts and the amounts on deposit in the spread account, the secondary spread account and the pre-funding account. If these amounts are insufficient to pay the full principal amount of your notes, you will suffer a loss. The notes are not guaranteed or insured by WFSRC3, WFS, the indenture trustee, the owner trustee or any affiliate of any of these entities or by any other person or governmental entity. The notes are not deposits and are not insured by the Federal Deposit Insurance Corporation. As a result, you must rely solely upon the assets of the trust for payment.
Risks Associated With the Interest Rate Swap
       The trust will enter into an interest rate swap transaction under the interest rate swap agreement because the contracts owned by the trust bear interest at fixed rates while the Class A-3B Notes will bear interest at a floating rate based on LIBOR. The trust will use payments made by the swap counterparty to help make interest payments on the notes, to the extent required.
       During those periods in which the floating rates payable by the swap counterparty are substantially greater than the fixed rates payable by the trust, the trust will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay net swap receipts and collections on the contracts and funds on deposit in the spread account and, in the case of the Class C Notes and the Class D Notes, the secondary spread account, are insufficient to make payments on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.
       During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the trust under the interest rate swap agreement, the trust will be obligated to make a net swap payment to the swap counterparty. The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes. If a net swap payment is due to the swap counterparty on a distribution date and there are insufficient net collections on the contracts and funds on deposit in the spread account and, in the case of the Class C Notes and the Class D Notes, secondary spread account, to make payments on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.
       The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, insolvency of either party to the interest rate swap agreement, illegality of the interest rate swap agreement on the part of the trust, the exercise of certain rights under the indenture, any amendment of a transaction document without the consent of the swap counterparty if the terms of that transaction document require the consent of the swap counterparty with respect to that amendment or failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the swap counterparty fails to make a termination payment owed to the trust under the interest rate swap agreement, the trust may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the Class A-3B Notes exceeds the fixed rate the trust would have been required to pay the swap counterparty under the interest rate swap agreement. If the trust is required to make a senior swap termination payment to the swap counterparty, that payment will be senior to all payments on the Class B Notes, Class C Notes, Class D Notes and principal payments on the Class A Notes but equal in priority to interest payments on the Class A Notes. Senior swap termination payments to the swap counterparty could cause a shortfall in funds available on any distribution date, in which case you may experience delays or reductions on the interest and principal payments on your notes.
       If the interest rate swap agreement is terminated and no replacement is entered into and collections on the contracts and funds on deposit in the spread account and, in the case of the Class C Notes and the Class D Notes, the secondary spread account, are insufficient to make payments on your notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

GLOSSARY OF DEFINED TERMS
      A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-60 of this prospectus supplement.
FORMATION OF THE TRUST
General
      The following information regarding the Trust supplements the information in the prospectus under “Formation of the Trust”.
      The Trust is a statutory trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with the Trust Agreement. The Trust was formed on June 8, 2005.
      On the Initial Closing Date, WFS will sell and assign the Initial Contracts, each of which is an installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC3. On the Initial Closing Date, WFSRC3 will transfer and assign these Initial Contracts directly to the Trust. By no later than the end of the Pre-Funding Period, the Trust intends to use funds deposited to the Pre-Funding Account on the Initial Closing Date from the net proceeds of the sale of the Notes to acquire Subsequent Contracts from WFSRC3 which WFSRC3 will acquire from WFS. The certificates, representing WFSRC3’s beneficial interest in the Trust, will be issued by the Trust to WFSRC3 as additional consideration for the Contracts. Although the transfer of the Contracts by WFSRC3 to the Trust will be treated as a financing rather than as a sale for accounting purposes, WFSRC3 is referred to in this prospectus supplement as the Seller. The Indenture Trustee, acting on behalf of the Noteholders, will have a first priority perfected security interest in the Contracts by reason of the filing of a UCC-1 financing statement by the Trust in the State of Delaware which will give notice of the security interest in favor of the Indenture Trustee. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See “The Master Servicer — Servicing Compensation” in the prospectus. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee in accordance with the Sale and Servicing Agreement, or may employ one or more subservicers as custodians.
      In order to protect the Trust’s ownership and security interests in the Contracts, the Trust’s interests in the Contracts will be perfected by WFSRC3 filing UCC-1 financing statements in the State of California which will give notice of the Trust’s ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFSRC3 or by WFSRC3 to the Trust. See “Certain Legal Aspects of the Contracts” in the prospectus.
      The Trust’s principal offices will be located at the Owner Trustee’s corporate trust office specified in “— The Owner Trustee”.

Capitalization
      The following table illustrates the capitalization of the Trust as of the Initial Closing Date and assumes all funds in the Pre-Funding Account are used to acquire Subsequent Contracts during the Pre-Funding Period:

Class A-1 Notes	$389,000,000
Class A-2 Notes	713,000,000
Class A-3A Notes	325,000,000
Class A-3B Notes	682,000,000
Class A-4 Notes	306,000,000
Class B Notes	105,000,000
Class C Notes	112,000,000
Class D Notes	91,000,000
Overcollateralization	77,000,000

Total	$2,800,000,000

The Owner Trustee
      Chase Bank USA, National Association will be the Owner Trustee under the Trust Agreement. Chase Bank USA, National Association is a national banking association and its corporate trust office is located at 500 Stanton Christiana Road, Newark, Delaware 19713.
      The Owner Trustee will have the rights and duties set forth in the prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”.
THE CONTRACTS POOL
      Each Contract will be a retail installment sales contract secured by a financed vehicle originated by a new or pre-owned car dealer located in California or one of the other states listed in the table described under “— Geographic Concentration of the Contracts” or an installment loan secured by a financed vehicle. Most of the Initial Contracts were purchased (and most of the Subsequent Contracts are expected to be purchased) by WFS from dealers; however, Initial Contracts representing no more than 3.55% of the Aggregate Principal Balance, as of the Statistical Calculation Date, are installment loans originated by WFS directly to consumers or by other independent auto finance companies, which loans were then sold to WFS. While the percentage of such installment loans transferred to the Trust on the Initial Closing Date and during the Pre-Funding Period may differ, we anticipate that any variation will not be significant. Except as otherwise noted, all references in this prospectus supplement to Contracts include installment loans.
      WFS will select the Contracts from its portfolio of fixed-interest rate contracts. The Contracts transferred to the Trust will have been underwritten and purchased or originated by WFS in the ordinary course of its business operations.
Pre-Funding Period
      During the Pre-Funding Period, WFSRC3 will transfer Subsequent Contracts to the Trust. The Subsequent Contracts acquired by the Trust during the Pre-Funding Period will be required to have characteristics similar to the Initial Contracts transferred on the Initial Closing Date.
      The Trust will pay the purchase price for Subsequent Contracts to be transferred to the Trust during the Pre-Funding Period with funds on deposit in the Pre-Funding Account. WFSRC3 anticipates that during the Pre-Funding Period it will sell to the Trust additional Contracts with an Aggregate Principal Balance as of the related Subsequent Cut-off Date or Dates of not more than $550,000,000. Before being used to purchase Subsequent Contracts or to pay Noteholders as described under “The Notes —

Mandatory Prepayment”, funds on deposit in the Pre-Funding Account will be invested in certain eligible investments permitted by the Sale and Servicing Agreement. The net earnings from the investment of funds on deposit in the Pre-Funding Account will be transferred to the Collection Account on the business day preceding the first Distribution Date.
      WFSRC3 will designate as a Subsequent Cut-Off Date the date as of which particular Subsequent Contracts are conveyed to the Trust. On or before each transfer of Subsequent Contracts to the Trust during the Pre-Funding Period, WFS will sell and assign to WFSRC3, without recourse, its entire right, title and interest in, to and under the Subsequent Contracts to be transferred by WFSRC3 to the Trust on that date, including WFS’ security interests in the related Financial Vehicles. On each of those dates, subject to the conditions described below, WFSRC3 will sell and assign to the Trust, without recourse, WFSRC3’s entire interest in the Subsequent Contracts sold on that date designated by WFSRC3 as of the Subsequent Cut-Off Date.
      Any transfer of Subsequent Contracts during the Pre-Funding Period is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others:

(a) each of the Subsequent Contracts transferred to the Trust on that date must satisfy the eligibility criteria specified in the Sale and Servicing Agreement;

(b) WFSRC3 must not have selected those Subsequent Contracts in a manner that it believes is adverse to the interests of the Trust, the Noteholders or the holders of the certificates;

(c) WFSRC3 must have executed and delivered to the Trust, with a copy to the Indenture Trustee, a written assignment conveying those Subsequent Contracts to the Trust, including a schedule identifying the Subsequent Contracts;

(d) WFSRC3, WFS and the Trust must have delivered various opinions of counsel to the Owner Trustee, the Indenture Trustee, the underwriters and each of Moody’s, Standard & Poor’s and Fitch with respect to the transfer of those Subsequent Contracts; and

(e) the Owner Trustee, the Indenture Trustee and each of Moody’s, Standard & Poor’s and Fitch must have received written notification from WFSRC3 of the addition of all Subsequent Contracts transferred to the Trust on that date.
      WFS will represent and warrant to WFSRC3, and in the Sale and Servicing Agreement, WFSRC3 will represent and warrant to the Trust, among other things, that the information provided in the Schedule of Contracts attached to the Sale and Servicing Agreement as to the Initial Contracts transferred to the Trust on the Initial Closing Date and each Schedule of Contracts attached to the related assignment as to the Subsequent Contracts transferred to the Trust on each Subsequent Transfer Date during the Pre-Funding Period is and will be correct in all material respects.
      The Subsequent Contracts acquired by the Trust during the Pre-Funding Period will have no required characteristics except for the criteria described in the two preceding paragraphs and in the Sale and Servicing Agreement. Following each transfer, the aggregate characteristics of the entire pool of Contracts, including the composition of the Contracts, the distribution by the annual percentage rate of the Contracts and the geographic distribution of the Contracts described in the following tables, may vary from those of the Contracts transferred to the Trust on the Initial Closing Date, although we do not anticipate such variation to be significant. Following the end of the Pre-Funding Period, WFSRC3 will file a report with the SEC on Form 8-K containing information comparable to that contained in the tables set forth below regarding the aggregate characteristics of the entire pool of Contracts.
      The Pre-Funding Period is expected to begin on the Initial Closing Date and to end on August 31, 2005, but will end earlier if:

•	an Event of Default occurs;

•	a Servicer Default occurs; or

•	WFSRC3 or the Master Servicer becomes subject to various insolvency events.

      The Trust expects that the Pre-Funding Account will contain at least a small amount of funds at the end of the Pre-Funding Period. Any funds remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be payable to the Noteholders as described under “The Notes — Mandatory Prepayment”.
      The information concerning the Initial Contracts presented throughout this prospectus supplement is as of the close of business on the Statistical Calculation Date. These Initial Contracts, with limited exception, will be transferred to the Trust on the Initial Closing Date along with additional Initial Contracts purchased or originated through the Initial Cut-Off Date. The Initial Contracts transferred to the Trust will have an Aggregate Principal Balance of not less than $2,250,000,000 as of the Initial Cut-Off Date and, assuming all funds in the Pre-Funding Account are used to acquire Subsequent Contracts, the Aggregate Principal Balance of all Contracts will not be less than $2,800,000,000 at the end of the Pre-Funding Period, before giving effect to principal payments received prior to that date. While the characteristics of all of the Contracts transferred to the Trust on the Initial Closing Date and during the Pre-Funding Period may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant. The percentages below are calculated based on the outstanding Principal Balance of the Initial Contracts on the Statistical Calculation Date.

Initial Contracts

Outstanding Principal Balance	$1,671,035,646.89
Minimum	$534.28
Maximum	$151,372.61
Average	$18,153.76
Number of Initial Contracts	92,049
Financed Vehicles
Percentage of New Vehicles	33.30%
Percentage of Pre-Owned Vehicles	66.70%
Percentage of Automobiles	43.41%
Percentage of Light Duty Trucks	56.59%
Percentage of Simple Interest Contracts	99.38%
Percentage of Rule of 78’s Contracts	0.62%
Annual Percentage Rate
Minimum	4.24%
Maximum	32.99%
Weighted Average	11.66%
Remaining Maturities
Minimum (Months)	3
Maximum (Months)	84
Weighted Average (Months)	65.68
Original Maturities
Minimum (Months)	12
Maximum (Months)	84
Weighted Average (Months)	66.48
Percentage over 60 Months	66.77%
Percentage over 72 Months	1.55%
      All of the Contracts will be fully amortizing and provide for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78’s or the simple interest method.

Distribution of Initial Contracts by APR
      The following table provides information about those Initial Contracts originated through the Statistical Calculation Date relating to their annual percentage rate. While the characteristics of all of the Contracts transferred to the Trust on the Initial Closing Date and during the Pre-Funding Period may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant. The percentages may not add to 100.00% due to rounding.

			Percentage of
	Number of	Sum of	Aggregate
	Initial	Principal	Principal
Contract APR	Contracts(1)	Balances(1)	Balance(1)

4.000% – 4.999%	186	$3,796,960.03	0.23%
5.000% – 5.999%	2,184	45,824,089.05	2.74
6.000% – 6.999%	4,771	103,342,017.32	6.18
7.000% – 7.999%	6,940	147,823,691.64	8.85
8.000% – 8.999%	8,424	179,937,427.47	10.77
9.000% – 9.999%	10,547	214,224,244.61	12.82
10.000% – 10.999%	9,263	180,802,363.68	10.82
11.000% – 11.999%	7,636	144,811,215.65	8.67
12.000% – 12.999%	8,386	150,617,727.98	9.01
13.000% – 13.999%	6,023	105,807,883.12	6.33
14.000% – 14.999%	5,906	96,689,861.16	5.79
15.000% – 15.999%	4,914	77,324,453.48	4.63
16.000% – 16.999%	4,118	61,658,773.04	3.69
17.000% – 17.999%	3,512	50,790,736.18	3.04
18.000% – 18.999%	2,959	38,794,045.01	2.32
19.000% – 19.999%	2,107	25,699,776.10	1.54
20.000% – 20.999%	1,379	15,802,714.54	0.95
21.000% – 21.999%	1,483	15,302,782.15	0.92
22.000% and higher	1,311	11,984,884.68	0.72

Total	92,049	$1,671,035,646.89	100.00%

(1)	As of the Statistical Calculation Date.

Geographic Concentration of the Initial Contracts
      The following table provides information about those Initial Contracts originated through the Statistical Calculation Date based upon the state in which the new or pre-owned automobile dealer which originated a Initial Contract is located, or in the case of an installment loan, the state in which the office of the lender that originated the loan is located. While the characteristics of all of the Contracts transferred to the Trust on the Initial Closing Date and during the Pre-Funding Period may differ somewhat from the information set forth in this table, we anticipate that any variation will not be significant. The percentages may not add to 100.00% due to rounding.

	Number of		Percentage of
	Initial	Sum of Principal	Aggregate Principal
Dealer State	Contracts(1)	Balances(1)	Balance(1)

Alabama	485	$9,665,062.70	0.58%
Arizona	4,929	88,278,368.93	5.28
California	33,202	625,864,373.28	37.45
Colorado	2,382	41,002,950.87	2.45
Connecticut	525	8,800,288.08	0.53
Delaware	361	6,961,188.01	0.42
Florida	2,074	34,362,056.47	2.06
Georgia	1,701	35,108,875.67	2.10
Idaho	2,025	32,843,358.67	1.97
Illinois	2,263	40,701,621.95	2.44
Indiana	470	7,946,149.77	0.48
Iowa	251	4,167,034.21	0.25
Kansas	371	6,424,110.04	0.38
Kentucky	560	9,165,554.14	0.55
Maine	71	1,251,026.42	0.07
Maryland	1,911	39,952,587.22	2.39
Massachusetts	924	17,020,432.19	1.02
Michigan	1,573	26,134,411.95	1.56
Minnesota	893	15,257,434.48	0.91
Mississippi	72	1,295,671.70	0.08
Missouri	1,206	18,937,343.50	1.13
Montana	113	2,023,941.47	0.12
Nebraska	151	2,732,323.34	0.16
Nevada	2,679	48,872,442.84	2.92
New Hampshire	446	8,053,372.98	0.48
New Jersey	877	16,545,845.36	0.99
New Mexico	846	15,920,039.48	0.95
New York	2,539	41,981,724.85	2.51
North Carolina	2,171	39,473,233.35	2.36
North Dakota	1	16,400.90	0.00
Ohio	2,388	38,641,226.04	2.31
Oklahoma	154	3,009,842.56	0.18
Oregon	3,048	50,770,085.43	3.04
Pennsylvania	1,171	20,605,831.66	1.23
Rhode Island	84	1,523,502.34	0.09
South Carolina	987	19,021,623.49	1.14
South Dakota	79	1,256,669.08	0.08
Tennessee	1,240	21,012,693.15	1.26
Texas	3,244	68,339,645.54	4.09
Utah	1,302	22,935,729.95	1.37
Vermont	35	656,993.67	0.04
Virginia	2,882	56,642,075.44	3.39
Washington	5,989	96,556,341.42	5.78
West Virginia	25	382,586.55	0.02
Wisconsin	1,125	18,730,065.74	1.12
Wyoming	224	4,191,510.01	0.25

Total	92,049	$1,671,035,646.89	100.00%

(1)	As of the Statistical Calculation Date.

WEIGHTED AVERAGE LIVES OF THE NOTES
      Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 Contracts, a 1% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts transferred to the Trust.
      As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Aggregate Principal Balance of the Contracts, final payment of any class of Notes could occur significantly earlier than its Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.
      The table captioned “Percentage of Initial Note Balance at Various ABS Percentages” is referred to as the ABS Table and has been prepared on the basis of the characteristics of the Contracts described under “The Contracts Pool”. The ABS Table assumes that:

•	the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	the amount deposited into the Pre-Funding Account on the Initial Closing Date is applied in its entirety on August 1, 2005 to the purchase of Subsequent Contracts transferred to the Trust during the Pre-Funding Period;

•	payments are made on the Notes on each Distribution Date (and each such date is assumed to be the 17th day of each month);

•	the initial aggregate principal amount of the Notes is $2,723,000,000;

•	the interest rate on the Class A-1 Notes is 3.66838%, the interest rate on the Class A-2 Notes is 4.110%, the interest rate on the Class A-3A and Class A-3B Notes is 4.250%, the interest rate on the Class A-4 Notes is 4.390%, the interest rate on the Class B Notes is 4.500%, the interest rate on the Class C Notes is 4.540%, and the interest rate on the Class D Notes is 4.760%;

•	the Trustee’s fees and expenses are zero and the annual Base Servicing Fee is 1.25%;

•	the Notes are purchased on the Initial Closing Date;

•	the amount on deposit in the Spread Account will initially be $7,000,000 and will increase to the lesser of $14,000,000 or the aggregate principal amount of all Notes outstanding;

•	the Overcollateralization Amount will initially be 2.75% of the sum of the Initial Cut-Off Date Aggregate Principal Balance and the amount deposited into the Pre-Funding Account on the Initial Closing Date, increasing to an amount equal to, with respect to each Distribution Date, the greater of (i) the difference between 5.00% of the Aggregate Principal Balance as of the last day of the related Collection Period and the Specified Spread Account Balance and (ii) for each Distribution Date listed below, the product of the percentage rate listed below and the sum of the Aggregate Principal Balance of the Initial Contracts as of the Initial Cut-Off Date and the amount deposited into the Pre-Funding Account on the Initial Closing Date.

Distribution Date	Floor Amount

Prior to February 2008 (i.e., prior to the 30th Distribution Date)	1.00%
February 2008 to July 2008 (i.e., from the 30th to the 35th Distribution Dates)	0.75%
August 2008 (i.e., on and after the 36th Distribution Date)	0.50%;

•	the Secondary Spread Account remains unfunded; and

•	WFSRC3 exercises its Optional Purchase right on the earliest Distribution Date on which that option may be exercised.
      The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percentage of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.
      The ABS Table also assumes that the Contracts have been aggregated into hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled payment for each of the pools, which is based on the aggregate Principal Balances of the Contracts in that pool, annual percentage rate, original term to maturity and remaining term to maturity as of the assumed Cut-Off Date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

				Original	Remaining
	Sum of		Assumed	Term to	Term to
	Principal		Cut-Off	Maturity	Maturity
Pools	Balances	APR	Date	(In Months)	(In Months)

1	$35,741,302.90	14.109%	August 1, 2005	34	34
2	94,550,261.24	14.092%	August 1, 2005	47	47
3	459,111,513.08	12.981%	August 1, 2005	60	59
4	1,212,499,194.91	10.926%	August 1, 2005	71	71
5	29,518,005.68	8.548%	August 1, 2005	82	82
6	8,250,571.72	13.746%	August 1, 2005	34	32
7	22,615,147.31	14.227%	August 1, 2005	47	45
8	102,563,685.47	12.854%	August 1, 2005	60	58
9	224,142,113.23	10.776%	August 1, 2005	71	69
10	5,085,382.46	8.170%	August 1, 2005	82	80
11	1,741,635.93	14.797%	August 1, 2005	34	30
12	4,182,091.76	14.813%	August 1, 2005	47	44
13	19,020,790.98	14.082%	August 1, 2005	60	56
14	30,618,876.94	11.848%	August 1, 2005	71	67
15	359,426.39	8.840%	August 1, 2005	83	78
16	10,733,591.22	14.109%	September 1, 2005	34	34
17	28,394,707.81	14.092%	September 1, 2005	47	47
18	137,877,326.82	12.981%	September 1, 2005	60	60
19	364,129,722.31	10.926%	September 1, 2005	71	71
20	8,864,651.84	8.548%	September 1, 2005	82	82

Total	$2,800,000,000.00

      The Contracts allocated to the hypothetical pools had an Aggregate Principal Balance of $1,671,035,640.89. The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percentage of Initial Note Balance at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes				Class A-3A and A-3B Notes				Class A-4 Notes

Distribution Date	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%

Initial Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2005	91.46	88.57	83.92	79.80	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2005	76.04	69.65	59.35	50.25	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2005	60.68	50.90	35.12	21.19	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2005	45.38	32.65	12.46	0.00	100.00	100.00	100.00	97.07	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2006	34.10	18.46	0.00	0.00	100.00	100.00	96.33	84.20	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2006	23.01	4.36	0.00	0.00	100.00	100.00	85.98	71.51	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2006	11.93	0.00	0.00	0.00	100.00	94.73	75.76	59.01	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2006	0.86	0.00	0.00	0.00	100.00	87.14	65.66	46.70	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2006	0.00	0.00	0.00	0.00	94.43	79.59	55.68	34.59	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2006	0.00	0.00	0.00	0.00	88.39	72.09	45.84	22.67	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2006	0.00	0.00	0.00	0.00	82.36	64.65	36.12	10.95	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2006	0.00	0.00	0.00	0.00	76.33	57.26	26.54	0.00	100.00	100.00	100.00	99.60	100.00	100.00	100.00	100.00
September 2006	0.00	0.00	0.00	0.00	70.30	49.92	17.09	0.00	100.00	100.00	100.00	91.59	100.00	100.00	100.00	100.00
October 2006	0.00	0.00	0.00	0.00	64.27	42.64	7.78	0.00	100.00	100.00	100.00	83.73	100.00	100.00	100.00	100.00
November 2006	0.00	0.00	0.00	0.00	58.26	35.41	0.00	0.00	100.00	100.00	99.01	76.02	100.00	100.00	100.00	100.00
December 2006	0.00	0.00	0.00	0.00	52.24	28.24	0.00	0.00	100.00	100.00	92.62	68.47	100.00	100.00	100.00	100.00
January 2007	0.00	0.00	0.00	0.00	46.23	21.13	0.00	0.00	100.00	100.00	86.32	61.06	100.00	100.00	100.00	100.00
February 2007	0.00	0.00	0.00	0.00	40.23	14.07	0.00	0.00	100.00	100.00	80.13	53.82	100.00	100.00	100.00	100.00
March 2007	0.00	0.00	0.00	0.00	34.23	7.08	0.00	0.00	100.00	100.00	74.05	46.73	100.00	100.00	100.00	100.00
April 2007	0.00	0.00	0.00	0.00	28.23	0.15	0.00	0.00	100.00	100.00	68.07	39.81	100.00	100.00	100.00	100.00
May 2007	0.00	0.00	0.00	0.00	22.24	0.00	0.00	0.00	100.00	95.24	62.20	33.06	100.00	100.00	100.00	100.00
June 2007	0.00	0.00	0.00	0.00	16.26	0.00	0.00	0.00	100.00	90.42	56.44	26.47	100.00	100.00	100.00	100.00
July 2007	0.00	0.00	0.00	0.00	10.29	0.00	0.00	0.00	100.00	85.64	50.79	20.05	100.00	100.00	100.00	100.00
August 2007	0.00	0.00	0.00	0.00	4.32	0.00	0.00	0.00	100.00	80.92	45.26	13.49	100.00	100.00	100.00	100.00
September 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	98.84	76.24	39.84	7.10	100.00	100.00	100.00	100.00
October 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	94.62	71.60	34.53	0.90	100.00	100.00	100.00	100.00
November 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	90.41	67.02	29.35	0.00	100.00	100.00	100.00	83.16
December 2007	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	86.20	62.49	24.29	0.00	100.00	100.00	100.00	64.01
January 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	82.01	58.00	19.33	0.00	100.00	100.00	100.00	45.50
February 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	77.81	53.57	14.53	0.00	100.00	100.00	100.00	29.94
March 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	73.63	49.20	9.84	0.00	100.00	100.00	100.00	12.75
April 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	69.46	44.88	5.22	0.00	100.00	100.00	100.00	0.00
May 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	65.32	40.63	0.57	0.00	100.00	100.00	100.00	0.00
June 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	61.18	36.44	0.00	0.00	100.00	100.00	87.04	0.00
July 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	57.16	32.38	0.00	0.00	100.00	100.00	72.81	0.00
August 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	53.17	28.40	0.00	0.00	100.00	100.00	61.37	0.00
September 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	49.18	24.47	0.00	0.00	100.00	100.00	48.11	0.00
October 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	45.21	20.61	0.00	0.00	100.00	100.00	35.31	0.00
November 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	41.25	16.80	0.00	0.00	100.00	100.00	22.98	0.00
December 2008	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	37.29	13.04	0.00	0.00	100.00	100.00	11.13	0.00
January 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	33.34	9.35	0.00	0.00	100.00	100.00	0.00	0.00
February 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	29.41	5.72	0.00	0.00	100.00	100.00	0.00	0.00
March 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	25.48	2.15	0.00	0.00	100.00	100.00	0.00	0.00
April 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	21.56	0.00	0.00	0.00	100.00	95.54	0.00	0.00
May 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	17.66	0.00	0.00	0.00	100.00	84.23	0.00	0.00
June 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	13.82	0.00	0.00	0.00	100.00	72.99	0.00	0.00
July 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	9.99	0.00	0.00	0.00	100.00	61.65	0.00	0.00
August 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	6.36	0.00	0.00	0.00	100.00	50.98	0.00	0.00
September 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2.80	0.00	0.00	0.00	100.00	40.66	0.00	0.00
October 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	97.54	30.56	0.00	0.00
November 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	85.89	20.68	0.00	0.00
December 2009	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	74.11	11.03	0.00	0.00
January 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	61.94	1.62	0.00	0.00
February 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	49.81	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	37.73	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	25.69	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	13.82	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.99	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	0.43	0.36	0.30	0.26	1.46	1.18	0.90	0.74	3.17	2.69	2.05	1.66	4.60	4.11	3.17	2.50
Weighted Average Life (years)(1)	0.43	0.36	0.30	0.26	1.46	1.18	0.90	0.74	3.17	2.69	2.05	1.66	4.60	4.11	3.17	2.50

(1)	This calculation assumes that WFSRC3 does not exercise its Optional Purchase right.

	Class B Notes				Class C Notes				Class D Notes

Distribution Date	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%	0.5%	1.0%	1.8%	2.5%

Initial Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2005	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2006	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2007	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2008	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	89.04	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
June 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
July 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
August 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
September 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
October 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
November 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
December 2008	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
January 2009	100.00	100.00	99.33	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
February 2009	100.00	100.00	67.66	0.00	100.00	100.00	100.00	0.00	100.00	100.00	100.00	0.00
March 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
April 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
May 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
June 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
July 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
August 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
September 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
October 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
November 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
December 2009	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
January 2010	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
February 2010	100.00	77.94	0.00	0.00	100.00	100.00	0.00	0.00	100.00	100.00	0.00	0.00
March 2010	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00
April 2010	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00
May 2010	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00
June 2010	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00
July 2010	73.05	0.00	0.00	0.00	100.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	5.03	4.62	3.61	2.80	5.06	4.64	3.64	2.81	5.06	4.64	3.64	2.81
Weighted Average Life (years)(1)	5.09	4.69	3.65	2.83	5.45	5.07	3.97	3.04	5.81	5.61	4.37	3.27

(1)	This calculation assumes that WFSRC3 does not exercise its Optional Purchase right.

      The weighted average life of a Note is determined for the above table by (i) multiplying the amount of each principal payment on the Note by the number of periods from the date of issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.
      The foregoing tables have been prepared based on the assumptions described under “Weighted Average Lives of the Notes”, including the assumptions regarding the characteristics and performance of the Contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.
DELINQUENCY AND CONTRACT LOSS INFORMATION
      The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS, as of December 31, 2002 through December 31, 2004 and as of March 31, 2004 and March 31, 2005 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS for the years ended December 31, 2002 through December 31, 2004 and for the three months ended March 31, 2004 and March 31, 2005. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78’s contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to chargeoff a contract that becomes 120 days delinquent, except contracts for which the obligor is in a Chapter 13 bankruptcy proceeding. Contracts for which the obligor is in a Chapter 13 bankruptcy and as to which the obligor is not in compliance with the Chapter 13 plan of reorganization are charged off. WFS believes that its chargeoff policy is generally consistent with current regulatory requirements.
Contract Delinquency Experience

	As of March 31,				As of December 31,

	2005		2004		2004		2003		2002

	Number		Number		Number		Number		Number
	of		of		of		of		of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount

	(Dollars in Thousands)
Contracts serviced	895,377	$11,852,222	840,566	$10,850,314	876,695	$11,560,890	826,122	$10,596,665	757,269	$9,389,974

Period of delinquency
30 – 59 days	13,620	$130,521	15,199	$148,396	19,318	$191,001	21,975	$219,937	23,176	$238,204
60 – 89 days	3,680	35,699	4,301	41,407	5,215	48,393	6,609	65,135	6,612	64,472
90 days or more	1,615	15,299	1,858	17,493	2,073	19,267	2,367	21,993	2,688	25,819

Total contracts and amount delinquent	18,915	$181,519	21,358	$207,296	26,606	$258,661	30,951	$307,065	32,476	$328,495

Delinquencies as a percentage of number and amount of contracts outstanding	2.11%	1.53%	2.54%	1.91%	3.03%	2.24%	3.75%	2.90%	4.29%	3.50%

Contract Loss Experience

	For the Three Months
	Ended March 31,		For the Year Ended December 31,

	2005	2004	2004	2003	2002

	(Dollars in Thousands)
Contracts serviced at end of period	$11,852,222	$10,850,314	$11,560,890	$10,596,665	$9,389,974

Average during period	$11,702,544	$10,726,048	$11,113,411	$10,051,754	$8,845,635

Gross chargeoffs of contracts during period	$71,953	$85,494	$312,586	$350,714	$327,161
Recoveries of contracts charged off in current and prior periods	23,474	24,701	91,704	89,027	82,372

Net chargeoffs	$48,479	$60,793	$220,882	$261,687	$244,789

Net chargeoffs as a percentage of average contracts outstanding during period (annualized)	1.66%	2.27%	1.99%	2.60%	2.77%
      Delinquencies as a percentage of amount of contracts outstanding decreased 17% from December 31, 2002 to 2.90% at December 31, 2003, then decreased 23% from December 31, 2003 to 2.24% at December 31, 2004. At March 31, 2005, delinquencies as a percentage of amount of contracts outstanding decreased 20% to 1.53%, compared with 1.91% at March 31, 2004.
      Net chargeoffs as a percentage of contracts outstanding decreased 6% from 2002 to 2.60% in 2003, then decreased 23% from 2003 to 1.99% in 2004. Net chargeoffs as a percentage of contracts outstanding for contracts originated or purchased and serviced by WFS decreased 27% to 1.66% for the three months ended March 31, 2005, compared with 2.27% for the three months ended March 31, 2004.
      The U.S. economic slowdown that began in 2001 led to higher unemployment, an increase in the number of personal bankruptcy filings, a higher number of repossessions and lower resale prices for repossessed automobiles and light duty trucks, and resulted in higher credit losses and delinquencies through 2002. Improvements in the economy and in the credit quality of our automobile portfolio have resulted in lower delinquency and loss percentages for 2003, 2004 and the first quarter of 2005. As the characteristics of the Contracts transferred to the Trust will be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these Contracts will be similar.
USE OF PROCEEDS
      WFSRC3 will apply the net proceeds from the sale of the Notes — the proceeds of the public offering of the Notes minus expenses relating to the offering — to the purchase of the Contracts from WFS and to make the required deposit into the Spread Account and the Pre-Funding Account.
THE NOTES
General
      The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee to be dated as of July 1, 2005. A copy of the Indenture will be filed with the Securities and Exchange Commission within 15 days of the Initial Closing Date. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office. The following summary and the information contained under “Certain Information Regarding the Securities” in the prospectus describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.

Distribution Dates
      Payments of interest and principal will be made monthly on the 17th of each month, or if that is not a Business Day, on the next following Business Day, beginning on September 19, 2005. The priority of payment of interest and principal will be made as described below under “— Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts”, “— Payments of Interest”, “— Payments of Principal” and “— Credit Enhancements — Secondary Spread Account”. Unless paid sooner, the full amount of principal outstanding on each class of Notes will be due and payable on its Final Scheduled Distribution Date. Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the Business Day immediately preceding that Distribution Date or, in the event that Definitive Securities are issued under the circumstances described under “Certain Information Regarding the Securities — Definitive Notes” in the prospectus, to holders of record as of the 17th day of the month preceding the month in which related Distribution Date occurs.
Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts
      On each Distribution Date, the Indenture Trustee will distribute all funds available for distribution. The funds available to the Noteholders for distribution are the sum of (i) Net Collections on the Contracts received during the related Collection Period, less the Servicing Fee due to the Master Servicer, the fees and expenses due to the Trustees up to an aggregate maximum amount of $100,000 in any given calendar year for the Owner Trustee and up to an aggregate maximum amount of $200,000 in any given calendar year for the Indenture Trustee and Net Swap Payments to the Swap Counterparty, (ii) amounts on deposit in the Spread Account and, following a Secondary Spread Account Funding Event, available amounts, if any, on deposit in the Secondary Spread Account (which amounts can only be paid to holders of the Class C Notes and the Class D Notes), which sum is to be deposited into the Note Distribution Account on the Business Day preceding the Distribution Date.
      Distribution of Net Collections and the Spread Account Amount. On each Distribution Date, so long as an Event of Default has not occurred and is not continuing, the amount on deposit in the Note Distribution Account in respect of the related Collection Period (other than an amount equal to the Secondary Spread Account Withdrawal Amount) is to be allocated in the following amounts and order of priority and paid as set forth in “— Payments of Interest” and “— Payments of Principal”:

first, to the Master Servicer, any due and unpaid Servicing Fees;

second, to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them; provided, however, that the aggregate amount paid to the Trustees for such fees and expenses shall not exceed $200,000 for the Indenture Trustee and $100,000 for the Owner Trustee in any given calendar year;

third, to the Swap Counterparty, the Net Swap Payment;

fourth, pro rata to the Note Distribution Account for the benefit of the holders of Class A Notes, ratably, the Interest Distributable Amount for each class of Class A Notes and, to the Swap Counterparty, any Senior Swap Termination Payments;

fifth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under “— Payments of Principal”, the Class A Undercollateralization Amount;

sixth, to the Note Distribution Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

seventh, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under “— Payments of Principal”, the Class B Undercollateralization Amount;

eighth, to the Note Distribution Account for the benefit of the holders of the Class C Notes, the Interest Distributable Amount for the Class C Notes;

ninth, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under “— Payments of Principal”, the Class C Undercollateralization Amount;

tenth, to the Note Distribution Account for the benefit of the holders of the Class D Notes, the Interest Distributable Amount for the Class D Notes;

eleventh, to the Note Distribution Account for the benefit of the holders of the Notes, as payment of principal and in the priority set forth under “— Payments of Principal”, the Class D Undercollateralization Amount;

twelfth, to the Spread Account, the Specified Spread Account Balance;

thirteenth, to the Note Distribution Account, the Overcollateralization Distributable Amount;

fourteenth, to the Secondary Spread Account, any remaining funds until the amount on deposit in the Secondary Spread Account equals the Secondary Spread Account Amount;

fifteenth, to the Swap Counterparty, any Subordinate Swap Termination Payments and any other amounts payable by the Trust to the Swap Counterparty and not previously paid; and

sixteenth, to the Spread Account, any remaining funds.
      Other Distributions from the Spread Account. If any class of Notes has not been paid in full on any Distribution Date on and after its Final Scheduled Distribution Date (after giving effect to the distribution of Net Collections and amounts in the Spread Account on such Distribution Date), the Indenture Trustee will distribute to the holders of that class of Notes from amounts on deposit in the Spread Account, an amount equal to the lesser of the funds on deposit in the Spread Account and the outstanding principal amount of that class of Notes. If the amount on deposit in the Spread Account on any Distribution Date, after giving effect to all deposits to it or withdrawals from it on that Distribution Date, including the withdrawal described in the preceding sentence, is greater than the Specified Spread Account Balance or the outstanding principal amount of the Notes (after giving effect to all payments made on such Distribution Date), the Indenture Trustee will distribute any excess, first to the Trustees for all fees and expenses due to each of them and not previously paid, second to the Secondary Spread Account, all remaining excess until the amount on deposit therein equals the Secondary Spread Account Amount, third to the Swap Counterparty, any Subordinate Swap Termination Payments, fourth to WFSRC3 until it has received an amount equal to the Spread Account Initial Deposit and fifth to WFSRC3 and any other holders of the certificates. Neither WFSRC3 nor any other holder of the certificates will be required to refund any amounts to the Spread Account properly distributed to it, whether or not there are sufficient funds available on any subsequent Distribution Date to make full distributions to the holders of the Notes.
      Distributions from the Secondary Spread Account. On each Distribution Date after the occurrence of a Secondary Spread Account Funding Event, after giving effect to the amount distributed as described above under “— Distribution of Net Collections and the Spread Account Amount”, an amount equal to the Secondary Spread Account Withdrawal Amount will be withdrawn from the Note Distribution Account and applied to pay on a sequential basis (i.e., first to the Class C Notes and then to the Class D Notes) (i) the amount of the Interest Distributable Amount for the Class C Notes and the Class D Notes that was not paid in full pursuant to clauses eighth and tenth under “— Distribution of Net Collections and the Spread Account Amount”, (ii) after the Class A Notes and the Class B Notes have been paid in full, the amount of the Class C Undercollateralization Amount and the Class D Undercollateralization Amount that was not paid in full pursuant to clauses ninth and eleventh under “— Distribution of Net Collections and the Spread Account Amount”, (iii) if the related Distribution Date is on or after the Final Scheduled Distribution Date for the Class C Notes or the Class D Notes, the unpaid principal amount of the related class of Notes and (iv) if the Notes have been accelerated following an Event of Default, interest and principal on the Class C Notes and the Class D Notes as described under “— Events of Default — Priority of Payments Upon the Acceleration of the Notes”.
Payments of Interest
      Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, the preceding Distribution Date (or from, and including, the Initial Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.
      Interest on the Class A-2 Notes, Class A-3A Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will accrue at the fixed interest rate applicable to each class from, and including, the 17th day of the preceding month (or from, and including, the Initial Closing Date with respect to the first Distribution Date) to, but excluding, the 17th day of the month of the current Distribution Date. Interest on the Class A-2 Notes, Class A-3A Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes will be calculated on the basis of a 360-day year.
      Interest on the Class A-3B Notes will accrue at a floating rate equal to LIBOR plus the additional percentage amount applicable to that class from, and including, each Distribution Date (or from, and including, the Initial Closing Date with respect to the first Distribution Date) to, but excluding the next Distribution Date. LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on the display designated as page 3750 by Moneyline Telerate Service (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR Determination Date. The LIBOR Determination Date will be the second London Business Day prior to the Initial Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date thereafter, on the second London Business Day prior to the prior Distribution Date. Interest on the Class A-3B Notes will be calculated based upon the actual number of days elapsed and a 360-day year.
      On each Distribution Date, to the extent that funds are available, as described in “— Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount”, the Noteholders of each class will receive interest that accrued as described above at the interest rate for that class. Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes in proportion to the interest due on each class.
      Interest will generally not be paid on the (i) Class B Notes, Class C Notes or Class D Notes unless all interest then due on the Class A Notes, including any Interest Carryover Shortfall Amount, has been paid in full, (ii) Class C Notes or the Class D Notes unless all interest then due on the Class B Notes, including any Interest Carryover Shortfall Amount, has been paid in full and (iii) Class D Notes unless all interest then due on the Class C Notes, including any Interest Carryover Shortfall Amount, has been paid in full. Notwithstanding the foregoing, following the occurrence of a Secondary Spread Account Funding Event, interest may be paid on the Class C Notes and the Class D Notes from amounts on deposit in the Secondary Spread Account even though available funds may be insufficient to pay interest in full on the Class A Notes and Class B Notes.
      Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate. Interest payments on the Notes will be made from Net Collections and amounts on deposit in the Spread Account after payment of the Servicing Fee, accrued and unpaid Trustees’ fees and expenses and other administrative fees of the Trust up to an aggregate maximum amount of $100,000 per year for the Owner Trustee and up to an aggregate maximum amount of $200,000 per year for the Indenture Trustee and any Net Swap Payment owed to the Swap Counterparty. In addition, on each Distribution Date after the occurrence of a Secondary Spread Account Funding Event, funds on deposit in the Secondary Spread Account may be applied to any due but unpaid interest on the Class C Notes or the Class D Notes. See “— Distribution of Net Collections, Spread Account

Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount” and “— Distributions from the Secondary Spread Account”.
Interest Rate Swap
      On the Initial Closing Date, the Trust will enter into the Interest Rate Swap Agreement consisting of the ISDA Master Agreement, the schedule thereto, and the confirmation with the Swap Counterparty to hedge the floating interest rate risk on the Class A-3B Notes. The interest rate swap will have an initial notional amount equal to the aggregate outstanding principal amount of the Class A-3B Notes on the Initial Closing Date and will decrease by the amount of any principal payments on the Class A-3B Notes. The notional amount of the interest rate swap will at all times that the interest rate swap is in place be equal to the aggregate outstanding principal amount of the Class A-3B Notes.
      In general, under the Interest Rate Swap Agreement, on each Distribution Date the Trust will be obligated to pay the Swap Counterparty a fixed rate payment based on the notional amount of the interest rate swap and the Swap Counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3B Notes on the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. Net Swap Payments made by the Trust rank higher in priority than all payments on the Notes.
      An event of default under the Interest Rate Swap Agreement includes, among other things:

•	failure to make payments due under the Interest Rate Swap Agreement; or

•	the occurrence of certain bankruptcy and insolvency events of the Trust or the Swap Counterparty.
      A termination event under the Interest Rate Swap Agreement includes, among other things:

•	illegality of the transactions contemplated by the Interest Rate Swap Agreement;

•	any redemption, acceleration, clean-up call or other prepayment in full, but not in part, of the Notes under the Indenture or any event of default under the Indenture that results in the automatic sale of the assets of the Trust;

•	any amendment of a transaction document without the consent of the Swap Counterparty if the terms of that transaction document require the consent of the Swap Counterparty with respect to that amendment; or

•	failure of the Swap Counterparty to maintain its credit rating at certain levels required by the Interest Rate Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty, among other things:

—	posts collateral; or

—	assigns its rights and obligations under the Interest Rate Swap Agreement to a substitute swap counterparty with an acceptable rating.
      Upon the occurrence of any event of default or termination event specified in the Interest Rate Swap Agreement, the non-defaulting party may elect to terminate the Interest Rate Swap Agreement. If an Interest Rate Swap Agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the Interest Rate Swap Agreement may be due to the Swap Counterparty by the Trust out of Net Collections or other assets of the Trust. Any Swap Termination Payment that constitutes a Subordinate Swap Termination Payment will be subordinated to payments of principal and interest on the Notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payments will be paid pari passu with interest on the Class A Notes.
      The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement Interest Rate Swap Agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the Swap Counterparty will be applied to any Swap Termination Payment owed to the Swap Counterparty under the Interest Rate Swap Agreement to the extent not previously paid.
Payments of Principal
      On each Distribution Date, the amount on deposit in the Note Distribution Account (other than an amount equal to the Secondary Spread Account Withdrawal Amount) will be paid out of the Note Distribution Account in the following amounts and order of priority:

first, to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

second, to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

third, to the Class A-3A Notes and Class A-3B Notes on a pro rata basis, based upon their respective principal amounts, until the Class A-3A Notes and the Class A-3B Notes have been paid in full;

fourth, to the Class A-4 Notes until the Class A-4 Notes have been paid in full;

fifth, to the Class B Notes until the Class B Notes have been paid in full;

sixth, to the Class C Notes until the Class C Notes have been paid in full; and

seventh, to the Class D Notes until the Class D Notes have been paid in full.
      In addition, on each Distribution Date after the occurrence of a Secondary Spread Account Funding Event, funds on deposit in the Secondary Spread Account may be applied to pay principal of the Class C Notes and the Class D Notes under the circumstances described under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distributions from the Secondary Spread Account”.
      On the Final Scheduled Distribution Date for one or more classes of Notes, all principal payments will generally be made on that Distribution Date and any subsequent Distribution Date first to those classes of Notes with that Final Scheduled Distribution Date, in order of seniority, until those classes are paid in full.
      These general rules are subject, however, to the following exceptions:

•	on the Final Scheduled Distribution Date for each class of Notes, the principal paid in respect of that class of Notes, to the extent of available funds, will be equal to the amount necessary to reduce the outstanding principal amount of that class to zero;

•	if the Notes are accelerated following an Event of Default, principal payments will be in the priority described under “— Events of Default — Priority of Payments Upon the Acceleration of the Notes”; and

•	if the Notes are accelerated after an Event of Default and the property of the Trust is sold or otherwise liquidated, the fees and expenses due to the Trustees will be paid without limitation prior to the payment of interest or principal to the holders of any class of Notes.
      The actual date on which the outstanding principal amount of any class of Notes is paid may be earlier than its Final Scheduled Distribution Date based on a variety of factors, including the factors described under “— Optional Purchase” and “The Seller — Breach of Representations and Warranties; Defective Contract Documentation” in this prospectus supplement and “Certain Information Regarding the Securities — Prepayment Considerations” and “The Master Servicer — Repurchase Obligation” in the prospectus.
      All payments in respect of the certificates issued to WFSRC3 will be subordinated to payments on the Notes. Payments on the certificates will only be made from funds released from the Spread Account or, if the Secondary Spread Account has been funded, the Class C Notes and the Class D Notes have been paid in full and no Subordinate Swap Termination Payments and any other amounts payable by the Trust to the Swap Counterparty are unpaid, from the Secondary Spread Account. See “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts”.
Credit Enhancements
      Subordination. Interest and principal payments on the Notes will generally be subordinated on each Distribution Date as follows:

•	no interest will be paid on (i) the Class B Notes, the Class C Notes or the Class D Notes until all interest due on the Class A Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full, (ii) the Class C Notes or the Class D Notes until all interest due on the Class B Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full and (iii) the Class D Notes until all interest due on the Class C Notes through the related Interest Period, including, to the extent lawful, interest on any overdue interest, has been paid in full; and

•	no principal will be paid on (i) the Class B Notes, the Class C Notes or the Class D Notes until all principal due on the Class A Notes on that Distribution Date has been paid in full, (ii) the Class C Notes or the Class D Notes until all principal due on the Class B Notes on that Distribution Date has been paid in full and (iii) the Class D Notes until all principal due on the Class C Notes on that Distribution Date has been paid in full.
      The subordination is intended to decrease the risk of default by the Trust with respect to payments due on the more senior classes of Notes. The foregoing notwithstanding, on each Distribution Date after the occurrence of a Secondary Spread Account Funding Event, funds on deposit in the Secondary Spread Account may be applied to pay interest and principal of the Class C Notes and Class D Notes under the circumstances described under “Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distributions from the Secondary Spread Account”, regardless of whether interest and principal payments have been made in full to the Class A Notes or Class B Notes.
      Overcollateralization. The Overcollateralization Amount on any date will be the amount by which the sum of the Aggregate Principal Balance of the Initial Contracts and of the Subsequent Contracts and, during the Pre-Funding Period, amounts on deposit in the Pre-Funding Account, exceed the aggregate principal amount of the Notes. Any overcollateralization will be available to absorb losses on the Contracts. The initial level of overcollateralization will be $77,000,000, which is equal to 2.75% of the sum of the Aggregate Principal Balance of the Initial Contracts as of the Initial Cut-Off Date and the amounts on deposit in the Pre-Funding Account, as the aggregate principal amount of Notes to be issued will equal 97.25% of the sum of the Initial Cut-Off Date Aggregate Principal Balance of the Initial Contracts and the Aggregate Principal Balance of the Subsequent Contracts anticipated to be acquired during the Pre-Funding Period with the amounts on deposit in the Pre-Funding Account. In the absence of losses and delinquencies, the level of overcollateralization will increase through the accelerated repayment of the Notes as described above under “— Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts”. That repayment will be funded primarily from interest collections on the Contracts in excess of the interest paid on the Notes, other fees required to be paid by the Trust and any Net Swap Payments. The level of overcollateralization will be increased to and maintained at an amount, known as the “Overcollateralization Amount”, which amount will be equal to, with respect to any Distribution Date, the difference between 5.00% of the Aggregate Principal Balance as of the last day of the related Collection Period and the Specified Spread Account Balance.
      Notwithstanding the foregoing, the Overcollateralization Amount on any Distribution Date will not be less than $28,000,000, which equals 1.00% of the sum of the Aggregate Principal Balance of the Initial Contracts and the amount on deposit in the Pre-Funding Account as of the Initial Closing Date; provided, however, that if on the (i) February 2008 Distribution Date (i.e., the 30th Distribution Date), the related Net Cumulative Chargeoff Percentage is less than 4.54% and the average of the 60+ Day Contract Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than

3.00%, the Overcollateralization Amount for that Distribution Date and for each subsequent Distribution Date through and including the July 2008 Distribution Date (i.e., the 35th Distribution Date) will not be less than $21,000,000, which is equal to 0.75% of the sum of the Aggregate Principal Balance of the Initial Contracts and the amount on deposit in the Pre-Funding Account as of the Initial Closing Date; and (ii) the August 2008 Distribution Date (i.e., the 36th Distribution Date), the related Net Cumulative Chargeoff Percentage is less than 5.33% and the average of the 60+ Day Contract Delinquency Rates for each of the three Collection Periods preceding that Distribution Date is less than 3.00%, the Overcollateralization Amount for that Distribution Date and for each subsequent Distribution Date will not be less than $14,000,000, which is equal to 0.50% of the sum of the Aggregate Principal Balance of the Initial Contracts and the amount on deposit in the Pre-Funding Account as of the Initial Closing Date. Notwithstanding the foregoing, the Overcollateralization Amount will not be reduced on either the February 2008 or August 2008 Distribution Dates if, as of either of those Distribution Dates, the deposit rating assigned by Moody’s to WFS’ parent, Western Financial Bank, is below Ba3 or the deposit rating is under review for downgrade or assigned a negative outlook at Ba3.
      Spread Account. The Spread Account will be a part of the Trust and will be a segregated trust account in the name of the Indenture Trustee. The Indenture Trustee will have a perfected security interest in the Spread Account as well as in all investments made with the amounts on deposit in or credited to the Spread Account. On the Initial Closing Date, WFSRC3 will deposit $7,000,000, the Spread Account Initial Deposit, into the Spread Account, which amount will equal 0.25% of the sum of the Aggregate Principal Balance of the Initial Contracts and the amount on deposit in the Pre-Funding Account as of the Initial Closing Date. On each Distribution Date, all Net Collections and the Spread Account Amount remaining after the distributions described in clauses first through eleventh under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount” have been made will be deposited into the Spread Account in order to maintain the amount on deposit therein at an amount equal to the lesser of (i) $14,000,000, which amount is equal to 0.50% of the sum of the Aggregate Principal Balance of the Initial Contracts and the amount on deposit in the Pre-Funding Account as of the Initial Closing Date or (ii) the aggregate principal amount of all Notes then outstanding.
      Amounts on deposit in the Spread Account will be available to fund distributions as described under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount”, including:

•	to pay interest on the Notes;

•	to pay principal on a class of Notes on its Final Scheduled Distribution Date to the extent necessary to reduce the outstanding principal amount of that class of Notes to zero; and

•	to pay principal on the Notes to the extent necessary to reduce the outstanding principal amount of the Notes to an amount equal to the Aggregate Principal Balance.
      Amounts on deposit in the Spread Account will continue to be held for the benefit of the holders of the Notes and those amounts will be invested in eligible investments acceptable to the Rating Agencies. Investment income earned on monies on deposit in or credited to the Spread Account will be credited to the Spread Account. Any investment losses will be charged against the Spread Account.
      The Master Servicer may, from time to time after the date of this prospectus supplement, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and that would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If (i) the Master Servicer shall cause an opinion of counsel to be delivered to the Owner Trustee and the Indenture Trustee to the effect that such that such change will not materially adversely affect the interests of any Noteholder or certificateholder, (ii) Standard & Poor’s delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any new formula or manner of funding would not, in and of itself, result in a qualification, reduction or withdrawal of its then-current rating of any class of Notes and (iii) the Master

Servicer shall provide Moody’s and Fitch with notice of such amendment and they shall not have objected within a specified amount of time, then the Specified Spread Account Balance will be determined in accordance with that new formula or will be funded in the manner so permitted. The Sale and Servicing Agreement will accordingly be amended to reflect that new formula or manner of funding, which amendment will not require the consent of any Noteholder.
      Secondary Spread Account. The Secondary Spread Account will be a segregated trust account in the name of the Indenture Trustee that will afford holders of the Class C Notes or Class D Notes some limited protection against losses on the contracts in addition to the protection provided by the other credit enhancement described herein. Amounts on deposit in the Secondary Spread Account will not be available to make payments in respect of the Class A Notes or the Class B Notes. The Indenture Trustee will have a perfected security interest in the Secondary Spread Account as well as in all investments made with the amounts on deposit in or credited to the Secondary Spread Account. The Secondary Spread Account will not be initially funded. The Secondary Spread Account will be required to be funded on each Distribution Date after the Net Cumulative Chargeoff Percentage as of the last day of a Collection Period is greater than the Secondary Spread Account Trigger Percentage. Once the Secondary Spread Account is required to be funded, on each Distribution Date any available funds not otherwise required to make the distributions described in clauses first through thirteenth under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount” will be deposited into the Secondary Spread Account until the amount on deposit therein equals the required amount.
      The amount required to be on deposit in the Secondary Spread Account on each Distribution Date after the occurrence of a Secondary Spread Account Funding Event will be equal to 3.00% of the greater of (i) the Aggregate Principal Balance of the Contracts as of the last day of the related Collection Period and (ii) the aggregate principal amount of the Class C Notes and the Class D Notes.
      Amounts on deposit in the Secondary Spread Account will be available to pay (i) the amount of the Interest Distributable Amount for the Class C Notes and the Class D Notes that was not paid in full pursuant to clauses eighth and tenth under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount”, (ii) after the Class A Notes and the Class B Notes have been paid in full, the amount of the Class C Undercollateralization Amount and the Class D Undercollateralization Amount that was not paid in full pursuant to clauses ninth and eleventh under “— Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount”, (iii) if the related Distribution Date is on or after the Final Scheduled Distribution Date for the Class C Notes and the Class D Notes, the unpaid principal amount of the related class of Notes and (iv) if the Notes have been accelerated following an Event of Default, interest and principal on the Class C Notes and the Class D Notes as described under “— Events of Default — Priority of Payments Upon the Acceleration of the Notes”.
      If on any Distribution Date, after giving effect to all deposits thereto and withdrawals therefrom, the amount available for deposit into the Secondary Spread Account is greater than the amount required to be maintained in that account, if any, the excess funds will be distributed in the following order:

•	to the Swap Counterparty to pay any Subordinate Swap Termination Payments or other amounts then due to the Swap Counterparty;

•	to WFSRC3, until it has received an amount equal to the Spread Account Initial Deposit; and

•	to WFSRC3 or any other holder of the Certificates.
      You will have no further rights to any of the excess funds paid to any of these entities.
Optional Purchase
      Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date as of which an Optional Purchase occurs. An Optional Purchase may occur on any

Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance of the Contracts is equal to or less than 10% of the Aggregate Principal Balance of the Initial Contracts plus 10% of the Aggregate Principal Balance of the Subsequent Contracts acquired during the Pre-Funding Period as of the related Subsequent Cut-Off Date(s). The redemption price for each class of Notes will equal the unpaid principal amount plus accrued and unpaid interest on that class of Notes through the related Interest Period. Upon payment of the redemption price the repurchased Contracts will be transferred back to WFSRC3 and the Trust will be terminated.
Mandatory Prepayment
      On the first Distribution Date, any funds remaining in the Pre-Funding Account, after giving effect to the purchase of all Subsequent Contracts purchased during the Pre-Funding Period exclusive of any net earnings from the investment of funds on deposit in the Pre-Funding Account, will be applied to pay principal of the Notes then outstanding in the same sequence and proportions that would apply if the remaining funds were a part of the Aggregate Principal Distributable Amount. Although the Pre-Funding Account will be funded in an amount that WFSRC3 anticipates will allow the Trust to acquire Subsequent Contracts during the Pre-Funding Period having an Aggregate Principal Balance approximately equal to $550,000,000, it is unlikely that the Aggregate Principal Balance of the Subsequent Contracts will exactly equal this amount. It is likely that at least a nominal amount of principal will be prepaid to the Noteholders at the end of the Pre-Funding Period.
The Indenture Trustee
      Deutsche Bank Trust Company Americas will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its corporate trust office is located at 60 Wall Street, 26th Floor, MS NYC60-2606, New York, New York 10005. Neither WFSRC3, the Master Servicer nor any of their respective affiliates is an affiliate of the Indenture Trustee.
      The Indenture Trustee will have the rights and duties set forth in the prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”.
      Deutsche Bank Trust Company Americas will also act as backup master servicer. In its capacity as backup master servicer, Deutsche Bank Trust Company Americas will periodically receive certain information relating to the Contracts from the Master Servicer. Deutsche Bank Trust Company Americas will be paid a fee for, and be reimbursed for expenses relating to, the performance of it duties as backup master servicer. The Master Servicer will pay these amounts from its Servicing Fee.
Events of Default
      Upon the occurrence of an Event of Default under the Indenture as described under “The Notes — Events of Default” in the prospectus:

(1) The Indenture Trustee may, or if requested in writing by holders of at least a majority of the voting interests of the Notes of the Controlling Class shall, declare the Notes due and payable at par, together with accrued interest on the Notes.

(2) Notwithstanding the foregoing, upon the occurrence of a Trust Insolvency, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

(3) Upon the occurrence of an Event of Default relating to the payment of principal of any class of Notes, a default for five days or more in the payment of interest of the Notes of the Controlling Class or a Trust Insolvency, in each case resulting in acceleration of the Notes, the Indenture Trustee, or the Master Servicer at the written direction of the Indenture Trustee, may sell or otherwise liquidate all or part of the property of the Trust, in whole or in part, on any date or dates following such acceleration without obtaining the consent of the holders of the Notes or may elect to have the Trust maintain possession of its property and apply Net Collections as received and the Secondary Spread Account Withdrawal Amount. Upon the occurrence of any other Event of Default resulting in the acceleration of the Notes, the Indenture Trustee may not sell or otherwise liquidate the property of the Trust unless:

•	the proceeds from such sale or liquidation are sufficient to pay all outstanding principal and accrued interest on the Notes;

•	holders of 100% of the voting interests of the Notes of the Controlling Class consent to such sale or liquidation; or

•	the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Notes, the Indenture Trustee provides prior written notice of that sale or liquidation to each Rating Agency and holders of at least 66 2/3% of the voting interests of the Notes of the Controlling Class consent to that sale or liquidation.
      The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to whether (i) the proceeds of a sale or other liquidation of trust property would be sufficient to pay all outstanding principal of and accrued interest on the Notes or (ii) the trust property would provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable.
      Under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for any of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes or as Indenture Trustee for all of the Notes if an Event of Default occurs. In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for one or more of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.
      Priority of Payments Upon the Acceleration of the Notes. Following the occurrence and during the continuation of an Event of Default (other than an Event of Default based on the Trust’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of payments will change to the following order of priority:

•	to the Master Servicer, any Servicing Fees due to it;

•	to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them, without limitation;

•	to the Swap Counterparty for any accrued and unpaid Net Swap Payments;

•	to the Swap Counterparty, any Senior Swap Termination Payments payable to the Swap Counterparty, and to the holders of the Class A Notes, interest on the Class A Notes, ratably;

•	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the holders of the Class A-2 Notes, Class A-3A Notes, Class A-3B Notes, Class A-4 Notes, ratably, principal on those Notes until those Notes have been paid in full;

•	to the holders of the Class B Notes, interest on the Class B Notes;

•	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

•	to the holders of the Class C Notes, interest on the Class C Notes;

•	to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

•	to the holders of the Class D Notes, interest on the Class D Notes;

•	to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

•	to the Swap Counterparty, any Subordinate Swap Termination Payments and any other amounts payable by the Trust to the Swap Counterparty and not previously paid;

•	to WFSRC3, until it has received full repayment of its Spread Account Initial Deposit; and

•	to WFSRC3, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.
      Following the occurrence and during the continuation of an Event of Default (due to the Trust’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of payments will change from that set forth above to the following order of priority:

•	to the Master Servicer, any Servicing Fees due to it;

•	to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them;

•	to the Swap Counterparty for any accrued and unpaid Net Swap Payments;

•	to the Swap Counterparty, any Senior Swap Termination Payments payable to the Swap Counterparty, and to the holders of the Class A Notes, interest on the Class A Notes, ratably;

•	to the holders of the Class B Notes, interest on the Class B Notes;

•	to the holders of the Class C Notes, interest on the Class C Notes;

•	to the holders of the Class D Notes, interest on the Class D Notes;

•	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the holders of the Class A-2 Notes, Class A-3A Notes, Class A-3B Notes and Class A-4 Notes, ratably, principal on those Notes until those have been paid in full;

•	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

•	to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

•	to the holders of the Class D Notes, principal on the Class D Notes until the Class D Notes have been paid in full;

•	to the Swap Counterparty, any Subordinate Swap Termination Payments and any other amounts payable by the Trust to the Swap Counterparty and not previously paid;

•	to WFSRC3, until it has received full repayment of its Spread Account Initial Deposit; and

•	to WFSRC3, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.
      Following the occurrence and during the continuation of an Event of Default that has resulted in an acceleration of the Notes, if a Secondary Spread Account Funding Event has occurred, amounts on deposit in the Secondary Spread Account on each Distribution Date will be applied to pay interest and principal on the Class C Notes and the Class D Notes as described in whichever of the two preceding paragraphs gave rise to such acceleration, regardless of whether interest and principal on the Class A Notes and the Class B Notes have been paid in full. See “— Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distributions from the Secondary Spread Account”.
      Limitation of Suits. If an Event of Default occurs and is continuing, the Indenture Trustee will not be required to exercise any of its rights or powers at the request or direction of any Noteholder if it reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. No holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, unless:

•	the holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

•	the holders of at least 25% of the voting interests of the Notes of the Controlling Class have made a written request to the Indenture Trustee to institute the proceeding in respect of such Event of Default in its own name as Indenture Trustee;

•	such holder or holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request;

•	the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute the proceedings; and

•	no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the voting interests of the Notes of the Controlling Class.
      In the event that the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of holders of Notes, each representing less than a majority of the outstanding principal amount of the Notes of the Controlling Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken.
      Waiver of Past Defaults. Holders of at least a majority of the voting interests of the Notes of the Controlling Class may waive any past Event of Default and its consequences except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision in the Indenture which cannot be modified or amended without the consent of the holder of each Note. In the case of any such waiver, the Trust, the Trustees and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no waiver will extend to any subsequent or other default or impair any right consequent thereto.
      Upon any waiver of a default, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom will be deemed to have been cured and not to have occurred but no waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereto.

CERTAIN INFORMATION REGARDING THE SECURITIES
Net Collections
      As more fully described in the prospectus under “Certain Information Regarding the Securities — The Accounts and Eligible Investments”, all Net Collections will be deposited in or credited to the Collection Account. Distributions on the Notes will be made on each Distribution Date out of (i) Net Collections for the related Collection Period, which include, among other things, payments in respect of the Contracts, interest earned on the amounts on deposit in the Collection Account, certain Net Swap Receipts and any Advance made by the Master Servicer as described under “The Master Servicer — Advances” in the prospectus, (ii) amounts on deposit in the Spread Account and (iii) amounts, if any, on deposit in the Secondary Spread Account for the benefit of the holders of the Class C Notes and Class D Notes. The Net Collections, Spread Account Amount and Secondary Spread Account Withdrawal Amount, if any, for each Collection Period will be applied on the related Distribution Date as described under “The Notes — Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts”.
      If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust, net of all reasonable expenses of sale, including reasonable attorneys’ fees incurred by the Indenture Trustee, will be treated as Net Collections and will be distributed in the priorities described under “The Notes — Events of Default”.
Distribution Reports; Statements to Noteholders
      On or before the second business day prior to each Distribution Date, the Master Servicer will deliver to the Trustees and the Rating Agencies a Distribution Date statement setting forth, among other things, the following amounts with respect to the related Collection Period and that Distribution Date:

•	the amount of funds in the Collection Account allocable to Net Collections for the related Collection Period, excluding any Advances and repurchase amounts;

•	the amount required to repurchase all Contracts repurchased by the Seller and the Master Servicer during the related Collection Period;

•	the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

•	for the first Distribution Date:

(1)	the amount, if any, withdrawn from the Pre-Funding Account to purchase Subsequent Contracts during the Pre-Funding Period; and

(2)	the remaining amount on deposit in the Pre-Funding Account, if any, that has not been used to fund the purchase of Subsequent Contracts during the Pre-Funding Period and is being paid to the Noteholders as an additional payment of principal of the Notes;

•	the amount of Net Collections;

•	the Overcollateralization Amount and the amount by which the Aggregate Principal Balance as of the last day of the related Collection Period exceeds the outstanding principal amount of the Notes (after giving effect to any payments made to holders of the Notes on that Distribution Date);

•	the application of funds in the Note Distribution Account to the items described above under “The Notes — Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts” and —“Payments of Principal”;

•	the deposit into or withdrawal from the Spread Account of funds as described above under “The Notes — Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts”;

•	the deposit into or withdrawal from the Secondary Spread Account, if any, as described above under “The Notes — Distributions of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Secondary Spread Account”; and

•	the Servicing Fee.
      On or before each Distribution Date, the Indenture Trustee will deliver or cause to be delivered to each Noteholder of record, a statement, based upon the information provided to the Indenture Trustee by the Master Servicer, setting forth the following information with respect to that Distribution Date or the related Collection Period:

(a)	the Interest Distributable Amount for each class of Notes;

(b)	the Class A Undercollateralization Amount, the Class B Undercollateralization Amount, the Class C Undercollateralization Amount, the Class D Undercollateralization Amount, the Overcollateralization Distributable Amount and the amount of the principal to be paid on each class of Notes;

(c)	the aggregate amount of the fees received by the Master Servicer for the related Collection Period;

(d)	the amount of Net Collections;

(e)	the Aggregate Principal Balances of Defaulted Contracts for the related Collection Period;

(f)	the Aggregate Principal Balance;

(g)	the Aggregate Principal Balances of all Contracts which were delinquent (i) 30-59 days, (ii) 60-89 days, (iii) 90-119 days, and (iv) 120 days or more, in each case as of the last day of the related Collection Period;

(h)	the principal amount of each class of Notes on that Distribution Date after giving effect to all principal distributions on that Distribution Date;

(i)	the amount on deposit in the Spread Account;

(j)	the amount in the Secondary Spread Account, if any;

(k)	the Interest Carryover Shortfall Amount for each class of Notes relating to any interest due but not paid on that Distribution Date;

(l)	Net Cumulative Chargeoff Percentage; and

(m)	the amount of Net Swap Payments or Net Swap Receipts.
      Each amount set forth in clauses (a), (b), (c) and (k) will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Notes or class of Notes, as applicable.
Termination
      The obligations of the Master Servicer, the Seller and the Trustees pursuant to the Trust Agreement, the Sale and Servicing Agreement and the Indenture, as applicable, will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust or (ii) the payment to the holders of the Notes of all amounts required to be paid pursuant to such agreements in respect of the Notes, whether as the result of an Optional Purchase or otherwise.
      The Indenture Trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a holder of the Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.
Prepayment Considerations
      The following information supplements the discussion of prepayment considerations associated with the purchase of Notes under “Certain Information Regarding the Securities — Prepayment Considerations” in the prospectus. No assurance can be given that the Contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78’s Contracts as compared with Simple Interest Contracts.
THE SELLER
      WFSRC3 is a wholly owned, limited-purpose subsidiary of WFS, and was incorporated under the laws of the State of California on June 4, 2001. The principal office of WFSRC3 is 444 East Warm Springs Road, #116, Las Vegas, Nevada 89119. WFSRC3’s telephone number is (702) 407-4317.
      WFSRC3 was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from WFS in connection with its activities as a limited-purpose subsidiary of WFS. WFSRC3 has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles.
      WFSRC3’s articles of incorporation limit the activities of WFSRC3 to the above purposes and to any activities incidental to and necessary for such purposes.
Breach of Representations and Warranties; Defective Contract Documentation
      In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract transferred by it to the Trust as of the Initial Closing Date or the related Subsequent Transfer Date, as the case may be, including but not limited to, perfection, validity and the enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related obligors and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal balance of that Contract plus accrued interest thereon to the due date in the Collection Period in which the repurchase occurs.
WFS
General
      WFS is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the three months ended March 31, 2005, WFS purchased approximately 77% of its contracts from the prime credit quality segment and 23% from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the three months ended March 31, 2005, contracts for new and pre-owned vehicles represented 28% and 72%, respectively, of WFS’ volume of contracts purchased.

      WFS is an operating subsidiary of Western Financial Bank, a federally chartered savings association. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At March 31, 2005, WFS had total assets of $11.6 billion, total liabilities of $10.5 billion and stockholders’ equity of $1.1 billion. At March 31, 2005, WFS’ portfolio of contracts managed, net of dealer participation, totaled approximately $11.9 billion.
      WFS’ revenues are derived principally from contractual servicing fees, the retained interest on contracts sold for which servicing is retained, interest on contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS’ major expense items.
      The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.
Business Activities
      WFS is engaged principally in the business of originating contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 42 production offices nationwide.
Litigation
      WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of contracts. None of those actions name any securitization trust which has acquired contracts originated by WFS. WFS is vigorously defending and settling those actions. None of the Contracts to be transferred to the Trust will be the subject of any of those actions. WFS does not anticipate that any of those actions or possible settlements will have an adverse effect upon its ability to perform its obligations as Master Servicer.
Recent Developments
      On May 24, 2004, Westcorp, the parent of Western Financial Bank or the “Bank” and WFS, the Master Servicer, announced that it had entered into a definitive agreement to acquire the approximately 16% of WFS not already owned by the Bank through a merger of WFS with and into the Bank. Westcorp and WFS also announced that in conjunction with and as a condition to the closing of that merger that the Bank would convert from its existing federal savings bank charter to a California corporation licensed to do business as a California state commercial bank. Approval of the conversion has been received from the Office of Thrift Supervision or “OTS”, the Bank’s current primary federal regulator and the California Department of Financial Institutions, the agency which regulates California state commercial banks. The Federal Deposit Insurance Corporation or “FDIC”, the federal agency which will continue to insure the deposits of the Bank following the conversion has also approved the merger of WFS into the Bank. Completion of the conversion remains subject to receipt of an approval from the Board of Governors of the Federal Reserve, as Westcorp will become subject to the federal Bank Holding Company Act upon the conversion of the Bank to a California state commercial bank, as well as approval by the majority of WFS’ minority shareholders. On March 11, 2005, Westcorp and WFS announced that the required approval from the Board of Governors of the Federal Reserve was taking longer than expected and that they believe that the proposed conversion will not occur until the latter half of 2005, if it occurs at all. Upon the completion of the merger the Bank will succeed to the rights and obligations of WFS, including those of the Master Servicer under the Sale and Servicing Agreement.
Certain Matters Relating to Conservatorship and Receivership
      Assuming the merger closes, the Bank will succeed to the rights and obligations of WFS. Unlike WFS, the Bank, as an institution whose deposits are and will continue to be insured by the FDIC, will not be subject to the federal Bankruptcy Code, but will be subject to the conservatorship and receivership provisions of the Federal Deposit Insurance Act, as amended, and its implementing regulations. If the FDIC were to be appointed as the conservator or receiver of the Bank, whether at the request of the California Department of Financial Institutions or upon its own initiative, for any of the reasons permitted by applicable law, including but not limited to the Bank failing to meet minimum capital requirements, being in an unsafe or unsound condition or conducting its business in an unsafe and unsound manner, the FDIC will have broad authority over the assets and business of the Bank. The most significant among the powers of the FDIC as conservator or receiver is the power to disaffirm transactions and executory contracts.
      If the FDIC were to take the position that a transfer of assets by the Bank was not a “sale” but rather a “loan” secured by those assets, the FDIC could seek to reclaim those assets from the transferee as the assets of the Bank. As the sale of the Contracts by WFS to the Seller will have been fully completed prior to the close of the merger, it is uncertain whether the FDIC would have the power to disaffirm that transaction as it would not have been a transaction of the Bank, an insured institution. However, even if the FDIC has that power, we note that the FDIC has adopted a regulation pursuant to which the FDIC has declared that it will not seek to disaffirm or recharacterize a sale of assets by an insured institution in connection with a securitization transaction if the conditions of that regulation are met. Those conditions include:

•	the insured financial institution has received adequate consideration for the transfer of the assets;

•	the transfer meets the requirements to be accounted for as a sale of assets, other than the “legal isolation” condition;

•	the insured financial institution was not insolvent when the transfer was made and will not be rendered insolvent by reason of the transfer;

•	the transfer was not made in contemplation of insolvency;

•	the transfer was made in good faith and without the intent to hinder, delay or defraud the creditors of the insured financial institution; and

•	the transfer will not otherwise be a fraudulent transfer under applicable law.
We believe that even if transfers made by WFS prior to the merger could be affected by the FDIC, the sale of the Contracts by WFS to the Seller should be deemed to satisfy these conditions.
      Following the merger and notwithstanding the above described regulation, the FDIC will continue to have the power as conservator or receiver to continue (i) to enforce the agreements as to which WFS is currently a party, and as to which the Bank will succeed upon the merger, notwithstanding any provision in any of those agreements providing for termination, default, acceleration or exercise of rights upon, or by reason of insolvency or the appointment of a conservator or receiver or (ii) to disaffirm or repudiate any such agreement that imposes continuing obligations or duties on the Bank if in conservatorship or receivership. In addition, the FDIC as conservator or receiver would have the power to obtain a stay, for a period of up to 90 days, in any judicial proceeding in which the Bank is a party.
      Following the merger, the Bank will succeed WFS as the Master Servicer. If the FDIC were appointed as conservator or receiver of the Bank, as Master Servicer, the FDIC would have the power (i) to repudiate its servicing obligations, (ii) to continue to enforce such obligations notwithstanding provisions of the Sale and Servicing Agreement providing for the termination of the Bank as Master Servicer following the appointment of a conservator or receiver or (iii) to continue to enforce such servicing obligations notwithstanding such appointment. The FDIC could also seek to require the Indenture Trustee or the Owner Trustee, as the case may be, to establish its rights to the Contracts or the proceeds of the Contracts by submitting to and completing the claims procedure established in the Federal Deposit Insurance Act.
Other Regulatory Matters
      If the bank regulatory authorities supervising the Bank, after the merger, were to find that any obligation of the Bank under the securitization agreements or any of its activities constituted an unsafe or unsound act or practice, or violated any law, rule or regulation or written agreement applicable to the Bank, the FDIC or other regulatory agency may have the power to cause the Bank to rescind that agreement, to refuse to perform that agreement or to terminate the offending activity. In that event, the

Bank may not be liable for contractual damages by reason of its compliance with any such order and you may not have any recourse against the FDIC or other agency.
      The Office of the Comptroller of the Currency or the “OCC” has found that a national bank was receiving inadequate consideration for servicing securitized assets, contrary to safe and sound banking practices. The OCC and the affected bank entered into a consent order pursuant to which the bank agreed to, among other things, substantially increase its servicing compensation above the amount contractually agreed to in the applicable sale and servicing agreement. While we do not believe that the FDIC or the California Department of Financial Institutions would take such actions with respect to the Bank, as Master Servicer, we can provide no assurance that such action would not be taken after the Bank becomes the Master Servicer. If any such action were taken, the increased servicing fee paid to the Bank may reduce the amount of net collections that would flow to you in any given month, thereby delaying the ultimate payment of the notes.
WESTERN FINANCIAL BANK
General
      Western Financial Bank is a federally chartered savings association. At March 31, 2005, Western Financial Bank had total assets of $14.2 billion, total deposits of $2.3 billion, and stockholder’s equity of $1.0 billion on a generally accepted accounting principles basis. Western Financial Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through Western Financial Bank, its wholly owned subsidiary, and through WFS.
      As a federally chartered savings association, Western Financial Bank is subject to regulation and supervision by the Office of Thrift Supervision and the FDIC. Western Financial Bank is a member of the Federal Home Loan Bank of San Francisco.
      The principal executive office of Western Financial Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.
Business Activities
      Western Financial Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 19 retail banking offices located throughout southern California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS of approximately 84 percent subject to the pending merger discussed herein.
THE SWAP COUNTERPARTY
      Merrill Lynch Capital Services, Inc., or “MLCS,” is the Swap Counterparty to the Interest Rate Swap Agreement, and is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. It is a wholly owned subsidiary of Merrill Lynch & Co., Inc. MLCS primarily acts as a counterparty for certain derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives. MLCS maintains positions in interest-bearing securities, financial futures, and forward contracts primarily to hedge its exposure. In the normal course of its business, MLCS enters into repurchase and resale agreements with certain affiliated companies.
      The obligations of MLCS under the Interest Rate Swap Agreement will be guaranteed by Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a Delaware corporation with its principal place of business located at Four World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. Merrill Lynch & Co., Inc.’s senior unsecured debt obligations currently are rated “A+” by S&P and “Aa3” by Moody’s. Further information with respect to such ratings may be obtained from S&P or

Moody’s, as applicable. No assurances can be given that the current ratings of Merrill Lynch & Co., Inc.’s instruments will be maintained.
      The information contained in this subsection relates to and has been obtained from MLCS. The information concerning Merrill Lynch & Co., Inc. and MLCS contained herein is furnished solely to provide limited introductory information regarding Merrill Lynch & Co., Inc. and MLCS and does not purport to be comprehensive.
      The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of Merrill Lynch & Co., Inc. or MLCS since the date hereof, or that the information contained or referred to in this subsection is correct as of any time subsequent to its date. We have not made any independent investigation of the information relating to Merrill Lynch & Co., Inc. or MLCS in this subsection and do not make any representation as to the accuracy or completeness of such information.
ERISA CONSIDERATIONS
      The Notes may be purchased by, on behalf of or with Plan assets of a Plan. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. For additional information regarding treatment of the Notes under ERISA, see “ERISA Considerations” in the prospectus.
      The Seller, the Master Servicer, either Trustee or an underwriter, or any of their respective affiliates, may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code for which no exemption may be available. Accordingly, any Plan for which the Seller, the Master Servicer, either Trustee or an underwriter, or any of their respective affiliates: (i) has investment or administrative discretion with respect to Plan assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to Plan assets, and will be based on the particular investment needs for the Plan or (iii) is an employer maintaining or contributing to the Plan should consult with its counsel about potential prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code before investing in the Notes.
      Each person that acquires a Note will be deemed to represent by its acceptance of the Note that (i) it is not, and is not acquiring the Note on behalf of or with “plan assets” (as determined under Department of Labor Regulation Section 2510.3-101 or otherwise) of a Plan, or any employee benefit plan subject to a federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or (ii) its acquisition and holding of the Note do not give rise to a transaction prohibited under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or under any applicable similar law for which an exemption, all of the conditions of which are satisfied, is not available.
      The sale of Notes to a Plan is in no respect a representation by the Trust or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING
      Subject to certain conditions contained in an underwriting agreement, among the underwriters named below, for whom Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the Seller and WFS, the underwriters have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the underwriters, the respective principal amounts of each class of Notes as set forth opposite their names below:

	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3A	Class A-3B	Class A-4
Underwriter	Notes	Notes	Notes	Notes	Notes

Banc of America Securities LLC	$77,800,000	$142,600,000	$65,000,000	$136,400,000	$61,200,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	77,800,000	142,600,000	65,000,000	136,400,000	61,200,000
Citigroup Global Markets Inc.	77,800,000	142,600,000	65,000,000	136,400,000	61,200,000
Credit Suisse First Boston LLC	77,800,000	142,600,000	65,000,000	136,400,000	61,200,000
Deutsche Bank Securities Inc.	77,800,000	142,600,000	65,000,000	136,400,000	61,200,000

Total	$389,000,000	$713,000,000	$325,000,000	$682,000,000	$306,000,000

	Principal	Principal	Principal
	Amount of	Amount of	Amount of
	Class B	Class C	Class D
Underwriter	Notes	Notes	Notes	Total

Banc of America Securities LLC	$21,000,000	$22,400,000	$18,200,000	$544,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	21,000,000	22,400,000	18,200,000	544,600,000
Citigroup Global Markets Inc.	21,000,000	22,400,000	18,200,000	544,600,000
Credit Suisse First Boston LLC	21,000,000	22,400,000	18,200,000	544,600,000
Deutsche Bank Securities Inc.	21,000,000	22,400,000	18,200,000	544,600,000

Total	$105,000,000	$112,000,000	$91,000,000	$2,723,000,000

      The Seller has been advised by the representatives that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.
      After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

	Selling	Reallowance
Class	Concession	Discount

Class A-1 Notes	0.0600%	0.0300%
Class A-2 Notes	0.0800%	0.0400%
Class A-3A Notes	0.1000%	0.0500%
Class A-3B Notes	0.1000%	0.0500%
Class A-4 Notes	0.1200%	0.0600%
Class B Notes	0.2100%	0.1050%
Class C Notes	0.2700%	0.1350%
Class D Notes	0.3200%	0.1600%
      The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

      The Seller and WFS have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.
      The representatives of the underwriters have informed the Seller that they do not expect discretionary sales by the underwriters to exceed 5% of the principal amount of Notes being offered hereby.
      Affiliates of each underwriter have provided commercial banking services from time to time to WFS and its affiliates. The underwriters have agreed to reimburse the Seller for a portion of the expenses incurred by the Seller in connection with the public offering of the Notes. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the Indenture Trustee, but is not affiliated with the Seller, the Master Servicer or any of their respective affiliates.
      The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the related class or classes of Notes to be higher than it would be in the absence of such transactions.
      The closing of the sale of the Notes is conditioned on the issuance of the certificates to WFSRC3.
      Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.
      We are not offering the Notes in any state where the offer of such securities is not permitted.
      Until October 17, 2005, all dealers that buy, sell or trade the Notes may be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.
European Economic Area
      In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed, and each further underwriter or dealer will be required to represent and agree, that with effect from and including the Relevant Implementation Date, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Trust of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.
United Kingdom
      Each underwriter has severally represented to and agreed with the Seller that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Ireland
      Each underwriter has severally represented to and agreed with the Seller that:

(i)	in respect of a local offer (within the meaning of section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of Notes in Ireland, it has complied and will comply with section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and

(ii)	at all times:

(a)	it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the Notes or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorisation to do so for the purposes of European Union Council Directive 93/22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Acts 1995 to 2000, of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorisation granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under section 117(1) of the Central Bank Act, 1989 or Ireland (as amended); and

(b)	it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the Notes to persons who are persons to whom the document may otherwise lawfully be issued or passed on.

LEGAL MATTERS
      Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.
INCORPORATION BY REFERENCE
      All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, or by WFSRC3, as registrant, as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
      You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.
      The Seller, on behalf of the Trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

GLOSSARY
      Additional defined terms used in this prospectus supplement are defined under “Glossary” in the prospectus. Terms defined in both the prospectus and the prospectus summary have the meaning set forth in the prospectus supplement.
      “60+ Day Contract Delinquency Rate” means, with respect to any Collection Period, the percentage of Contracts, by Principal Balance, which are, at the end of such Collection Period, delinquent in the amount of at least two monthly payments.
      “Aggregate Interest Distributable Amount” means, with respect to any Distribution Date, the sum of the Interest Distributable Amounts for all classes of Notes.
      “Aggregate Principal Balance” means as of any date, the sum of the Principal Balance of the Contracts referenced and if no Contracts are referenced, all Contracts then outstanding.
      “Aggregate Principal Distributable Amount” means the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount, the Class C Undercollateralization Amount, the Class D Undercollateralization Amount and the Overcollateralization Distributable Amount and, with respect to the first Distribution Date only, any Pre-Funding Period Amount as of the end of the Pre-Funding Period.
      “Chapter 13 Bankruptcy Proceeding” means a bankruptcy proceeding under Chapter 13 of the Bankruptcy Code.
      “Chapter 13 Contract” means a Contract with respect to which the related obligor is subject to a Chapter 13 Bankruptcy Proceeding and is in compliance with a Chapter 13 Plan of Reorganization.
      “Chapter 13 Plan of Reorganization” means a plan of reorganization (as such plan may be modified with court approval) that has been approved by a court with jurisdiction over an obligor under a Contract in a Chapter 13 Bankruptcy Proceeding.
      “Class A Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and the Class A-4 Notes.
      “Class A Undercollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Aggregate Principal Balance as of the last day of the related Collection Period.
      “Class B Undercollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes and Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Class A Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.
      “Class C Undercollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes, Class B Notes and Class C Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.
      “Class D Undercollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the sum of the Class A Undercollateralization Amount, the Class B Undercollateralization Amount, the Class C Undercollateralization Amount and the Aggregate Principal Balance as of the last day of the related Collection Period.

      “Collection Period” means, with respect to any Distribution Date, the one-month period commencing on the first day of the month preceding the month in which that Distribution Date occurs, or in the case of the first Distribution Date, commencing the day after the Initial Cut-Off Date, through the last day of the next following month.
      “Contracts” means the retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are originated or purchased by WFS that have been subsequently purchased by WFSRC3 and sold to the Trust, the payments on which will provide funds for the payment of interest and principal on the Notes.
      “Controlling Class” means (i) the Class A Notes as long as any Class A Notes are outstanding, (ii) the Class B Notes as long as no Class A Notes are outstanding, (iii) the Class C Notes as long as no Class B Notes are outstanding and (iv) the Class D Notes as long as no Class C Notes are outstanding.
      “Cut-Off Date” means the date after which the Trust will be entitled to collections of principal and, to the extent accrued thereafter, interest received on the Contracts, which will be (1) the Initial Cut-Off Date, in the case of the Contracts transferred to the Trust on the Initial Closing Date and (2) the Subsequent Cut-Off Date or Dates, in the case of Contracts transferred to the Trust during the Pre-Funding Period.
      “Cut-Off Date Aggregate Principal Balance” means the Aggregate Principal Balance of the (i) Initial Contracts as of the Initial Cut-Off Date and (ii) Subsequent Contracts as of the related Subsequent Cut-Off Date or Dates.
      “Defaulted Contract” means, with respect to any Collection Period, a Contract either which is, at the end of such Collection Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.
      “Distribution Date” means the 17th day of each calendar month or, if that is not a Business Day, the next following Business Day, commencing on September 19, 2005.
      “Estimated Sale Value” means, with respect to a Repossessed Vehicle, the estimated sale value determined in good faith by the Master Servicer as of the related Redemption Date.
      “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia , Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway.
      “Event of Default” means an event of default under the Indenture described under “The Notes — Events of Default” in the prospectus.
      “Final Scheduled Distribution Date” means, with respect to each class of Notes, the applicable Distribution Date specified on the front cover of this prospectus supplement under the heading “Final Scheduled Distribution Date”.
      “Fitch” means Fitch Ratings.
      “FSMA” means the Financial Services and Markets Act 2000.
      “Gross Chargeoff Amount” means, with respect to any Collection Period, the aggregate of the following amounts: (i) the excess of the outstanding Principal Balances of all Repossessed Vehicle Contracts as to which the related Redemption Dates have occurred during such Collection Period over the aggregate Estimated Sale Value of the related Repossessed Vehicles; (ii) the aggregate Estimated Sale Value of Repossessed Vehicles sold during such Collection Period over the net sales proceeds of such Repossessed Vehicles; (iii) the outstanding Principal Balances of Contracts, other than Repossessed Vehicle Contracts and Chapter 13 Contracts, that have become 120 days past due during such Collection Period; (iv) the amount by which the outstanding Principal Balances of Contracts that have become Chapter 13 Contracts during such Collection Period have been reduced by the related Chapter 13 Plans of

Reorganization; and (v) the outstanding Principal Balances, as such balances have been previously reduced by the related Chapter 13 Plans of Reorganizations, of Chapter 13 Contracts that are no longer in compliance with their Chapter 13 Plans of Reorganization and are more than 120 days past due as of the last day of such Collection Period.
      “Indenture” means the Indenture, dated as of July 1, 2005, between the Trust and the Indenture Trustee.
      “Indenture Trustee” means Deutsche Bank Trust Company Americas or any successor trustee under the Indenture.
      “Initial Closing Date” means the date the Notes are initially issued.
      “Initial Contracts” means Contracts transferred to the Trust on the Initial Closing Date.
      “Initial Cut-Off Date” means July 26, 2005.
      “Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Distribution Date at the applicable interest rate.
      “Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for such class of Notes for that Distribution Date.
      “Interest Period” means, with respect to any Distribution Date and (i) the Class A-1 Notes and Class A-3B Notes, the period from, and including, the prior Distribution Date (or from, and including, the Initial Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date and (ii) the Class A-2 Notes, Class A-3A Notes, Class A-4 Notes, Class B Notes, Class C Notes and Class D Notes, the period from, and including, the 17th day of the month of the preceding month (or from, and including, the Initial Closing Date with respect to the first Distribution Date) to, but excluding, the 17th day of the month of the current Distribution Date.
      “Interest Rate Swap Agreement” means the interest rate swap agreement, dated July 19, 2005, between the Swap Counterparty and the Trust relating to the Class A-3B Notes.
      “LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. “Telerate Page 3750” is the display page designated as page 3750 by Moneyline Telerate Service (or any other page that replaces that page on that service for the purpose of displaying comparable rates). The reference banks are four major banks in the London interbank market selected by the Indenture Trustee.
      “LIBOR Determination Date” means the second London Business Day prior to the Initial Closing Date with respect to the first Distribution Date and, as to each subsequent Distribution Date, the second London Business Day prior to the immediately preceding Distribution Date.
      “London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.
      “Master Servicer” means WFS Financial Inc or WFS.
      “Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the principal amount of that class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.
      “Net Collections” means, with respect to any Distribution Date and the related Collection Period, (i) all payments received by the Master Servicer on or in respect of the Contracts due after the related Cut-Off Date, including, without limitation, (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the Collection Account and the Pre-Funding Account, (iii) Net Swap Receipts, excluding any Swap Termination Payments to the extent that such amounts have been, or will be, used to enter into a replacement interest rate swap agreement and (iv) any Advances that may be made by the Master Servicer. Net Collections will be net of (a) late payments in respect of which the Master Servicer has previously made an Advance, (b) reimbursement to the Master Servicer for nonrecoverable Advances, (c) reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor and (d) for the first Distribution Date only, the Pre-Funding Period Amount at the end of the Pre-Funding Period.
      “Net Cumulative Chargeoff Percentage” means, with respect to any Distribution Date and the related Collection Period, the percentage equivalent of a fraction, (i) the numerator of which is equal to the excess of the sum of the Gross Chargeoff Amounts for such Collection Period and all prior Collection Periods over the sum of Recoveries for such Collection Period and all prior Collection Periods and (ii) the denominator of which is equal to the Cut-Off Date Aggregate Principal Balance.
      “Net Swap Payment” means the net amounts with respect to regularly scheduled payments owed by the Trust to the Swap Counterparty on any Distribution Date, including any interest accrued thereon, under the Interest Rate Swap Agreement, other than any Swap Termination Payments.
      “Net Swap Receipt” means net amounts owed by the Swap Counterparty to the Trust, if any, on any date any such amount is due, including any Swap Termination Payments.
      “Notes” means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.
      “Optional Purchase” means the exercise by WFSRC3 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance is equal to or less than 10% of the Aggregate Principal Balance of the Initial Contracts as of the Initial Cut-Off Date plus 10% of the Aggregate Principal Balance of all Subsequent Contracts as of the related Subsequent Cut-Off Date or Dates.
      “Overcollateralization Amount” has the meaning set forth under “The Notes — Credit Enhancements — Overcollateralization”.
      “Overcollateralization Distributable Amount” means, with respect to any Distribution Date, the lesser of (i) the Overcollateralization Amount or (ii) the amount by which (a) the sum of the Overcollateralization Amount and the aggregate principal amount of the Notes on that Distribution Date

(before giving effect to any payments made to the holders of the Notes on that Distribution Date) exceeds (b) the Aggregate Principal Balance as of the last day of the related Collection Period.
      “Owner Trustee” means Chase Bank USA, National Association.
      “Plan” means an employee benefit plan or individual retirement account subject to ERISA or Section 4975 of the Internal Revenue Code.
      “Pre-Funding Account” means a segregated trust account in the name of the Indenture Trustee into which an amount of not more than $550,000,000 will be deposited by WFSRC3 on the Initial Closing Date to be used by the Trust to purchase Subsequent Contracts from WFSRC3, which WFSRC3 will acquire from WFS, during the Pre-Funding Period.
      “Pre-Funding Period” means a period beginning on the Initial Closing Date and ending on the earliest of (1) the date on which an Event of Default or a Servicer Default occurs, (2) the date on which an insolvency event occurs with respect to the Seller or the Master Servicer and (3) August 31, 2005.
      “Pre-Funding Period Amount” means, as of any date, the amount on deposit in the Pre-Funding Account on that date, exclusive of any interest and other income (net of losses and expenses) on amounts on deposit in the account.
      “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
      “Rating Agency” means each of Moody’s, Standard & Poor’s and Fitch.
      “Recoveries” means, with respect to any Collection Period, the sum of (i) the excess of actual sales proceeds for Repossessed Vehicles sold during such Collection Period over the sum of (a) the Estimated Sale Values of such Repossessed Vehicles and (b) any amounts required by law to be remitted to the related obligor and (ii) any insurance proceeds and other amounts received from the related obligors or otherwise in connection with Repossessed Vehicle Contracts, Chapter 13 Contracts and Contracts that have become 120 days past due.
      “Redemption Date” means, with respect to a Repossessed Vehicle Contract, the date 10 days (or longer if required by applicable law) from the date the related Repossessed Vehicle is repossessed.
      “Relevant Member State” means each member state of the European Economic Area.
      “Repossessed Vehicle” means the vehicle financed under a Repossessed Vehicle Contract.
      “Repossessed Vehicle Contract” means a Defaulted Contract for which the related financed vehicle has been repossessed by the Master Servicer.
      “Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of July 1, 2005, among the Seller, the Master Servicer and the Trust.
      “Secondary Spread Account” means a segregated trust account in the name of the Indenture Trustee for the benefit of the Class C Noteholders and Class D Noteholders into which the Indenture Trustee will make deposits and from which it will make withdrawals as described in this Prospectus Supplement.
      “Secondary Spread Account Amount” means the amount, if any, required to be on deposit in the Secondary Spread Account on any Distribution Date, which, (i) prior to the occurrence of a Secondary Spread Account Funding Event shall be zero and (ii) after the occurrence of a Secondary Spread Account Funding Event shall be equal to 3.00% of the greater of (i) the Aggregate Principal Balance of the Contracts as of the last day of the related Collection Period and (ii) the aggregate principal amount of the Class C Notes and the Class D Notes.
      “Secondary Spread Account Funding Event” means that the Net Cumulative Chargeoff Percentage as of the last day of a Collection Period is greater than the Secondary Spread Account Trigger Percentage for that Distribution Date.

      “Secondary Spread Account Trigger Percentage” means, with respect to a Distribution Date, the percentage listed below for that Distribution Date:

Secondary Spread Account
Distribution Date	Trigger Percentage

September 2005	0.15%
October 2005	0.30%
November 2005	0.45%
December 2005	0.60%
January 2006	0.75%
February 2006	0.90%
March 2006	1.05%
April 2006	1.20%
May 2006	1.37%
June 2006	1.54%
July 2006	1.71%
August 2006	1.88%
September 2006	2.05%
October 2006	2.22%
November 2006	2.39%
December 2006	2.56%
January 2007	2.73%
February 2007	2.90%
March 2007	3.07%
April 2007	3.24%
May 2007	3.37%
June 2007	3.50%
July 2007	3.63%
August 2007	3.76%
September 2007	3.89%
October 2007	4.02%
November 2007	4.15%
December 2007	4.28%
January 2008	4.41%
February 2008	4.54%
March 2008	4.67%
April 2008	4.80%
May 2008	4.93%
June 2008	5.07%
July 2008	5.20%
August 2008	5.33%
September 2008	5.47%
October 2008	5.60%
November 2008	5.73%
December 2008	5.87%
January 2009	6.00%
February 2009	6.13%
March 2009	6.27%
April 2009	6.40%
May 2009	6.53%
June 2009	6.67%
July 2009	6.80%
August 2009	6.93%

Secondary Spread Account
Distribution Date	Trigger Percentage

September 2009	7.07%
October 2009	7.20%
November 2009	7.33%
December 2009	7.47%
January 2010	7.60%
February 2010	7.73%
March 2010	7.87%
On and after April 2010	8.00%
      “Secondary Spread Account Withdrawal Amount” means, with respect to any Distribution Date after the occurrence of a Secondary Spread Account Funding Event, the amount equal to the lesser of the amount on deposit in the Secondary Spread Account and (i) the amount of the Interest Distributable Amount for the Class C Notes and the Class D Notes that was not paid in full pursuant to clauses eighth and tenth under “The Notes — Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distribution of Net Collections and the Spread Account Amount”, (ii) after the Class A Notes and the Class B Notes have been paid in full, the amount of the Class C Undercollateralization Amount and the Class D Undercollateralization Amount that was not paid in full pursuant to clauses ninth and eleventh under “The Notes — Distribution of Net Collections, Spread Account Amounts and Secondary Spread Account Withdrawal Amounts — Distributions of Net Collections and the Spread Account Amount”, (iii) if the related Distribution Date is on or after the Final Scheduled Distribution Date for the Class C Notes and the Class D Notes, the unpaid principal amount of the related class of Notes and (iv) if the Notes have been accelerated following an Event of Default, interest and principal on the Class C Notes and the Class D Notes as described under the “The Notes — Events of Default — Priority of Payments Upon the Acceleration of the Notes”.
      “Seller” means WFS Receivables Corporation 3 or WFSRC3.
      “Senior Swap Termination Payment” means any Swap Termination Payment owed by the Trust to the Swap Counterparty under the Interest Rate Swap Agreement arising due to (i) the failure of the Trust to make payments due under the Interest Rate Swap Agreement, (ii) the occurrence of certain bankruptcy and insolvency events of the Trust, (iii) the illegality of the transactions contemplated by the Interest Rate Swap Agreement with respect to the Trust, (iv) any redemption, acceleration, clean-up call or other prepayment in full, but not in part, of the Notes under the Indenture or any event of default under the Indenture that results in the automatic sale of the assets of the Trust or (v) any amendment of a transaction document without the consent of the Swap Counterparty if the terms of that transaction document require the consent of the Swap Counterparty with respect to that amendment.
      “Specified Spread Account Balance” means an amount equal to the lesser of $14,000,000 or the principal amount of all Notes outstanding.
      “Spread Account” means a segregated trust account in the name of the Indenture Trustee into which WFSRC3 will make the Spread Account Initial Deposit and into which the Indenture Trustee will make other deposits and from which it will take withdrawals as described in this Prospectus Supplement.
      “Spread Account Amount” means the amount on deposit in the Spread Account.
      “Spread Account Initial Deposit” means $7,000,000 to be deposited into the Spread Account by WFSRC3 on the Initial Closing Date.
      “Statistical Calculation Date” means June 25, 2005.
      “Subordinate Swap Termination Payment” means any Swap Termination Payment owed by the Trust to the Swap Counterparty under the Interest Rate Swap Agreement, other than a Senior Swap Termination Payment.

      “Subsequent Contract” means Contracts transferred to the Trust on one or more Subsequent Transfer Dates during the Pre-Funding Period.
      “Subsequent Cut-Off Date” means, with respect to each Subsequent Contract, the date specified by the Seller in accordance with the Sale and Servicing Agreement, which is expected to be the Business Day immediately preceding the date of transfer.
      “Subsequent Transfer Date” means, with respect to any Subsequent Contract, the Business Day during the Pre-Funding Period on which one or more Subsequent Contracts are transferred to the Trust.
      “Swap Counterparty” means Merrill Lynch Capital Services, Inc., as the swap counterparty under the Interest Rate Swap Agreement.
      “Swap Termination Payments” means payments due to the Swap Counterparty by the Trust or to the Trust by the Swap Counterparty due to a termination of the Interest Rate Swap Agreement (i) pursuant to the occurrence of an event of default or termination event under the Interest Rate Swap Agreement or (ii) as otherwise agreed between the parties to the Interest Rate Swap Agreement.
      “Trust” means the WFS Financial 2005-3 Owner Trust.
      “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of July 27, 2005, between the Seller and the Owner Trustee.
      “Trustees” means the Indenture Trustee and the Owner Trustee.

Prospectus
Auto Receivable Backed Notes, Issuable in Series
 WFS Receivables Corporation 3
Seller
 WFS Financial Inc
Master Servicer

The Securities to be sold:

•	will be asset-backed notes issued by a trust from time to time in one or more series;

•	will be backed by one or more pools of automobile loans;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•	will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.
The Assets:
      The assets of each trust will consist of a pool of retail installment loans secured by new or pre-owned automobiles or light duty trucks, and other assets specified in the related prospectus supplement. Collections on the loans and funds received on any other assets of a trust are the principal source of funds for making payment on the securities.
       You should carefully review the risk factors beginning on page 9 of this prospectus as well as those in the related prospectus supplement.
       The notes are not obligations of WFS Receivables Corporation 3, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
      This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of the securities, which prospectus supplement describes the amount, price and terms of the securities being offered.
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is July 11, 2005.

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.
      We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review the registration statement on line at the SEC’s website, http://www.sec.gov or you can review and copy the registration statement at the following location:

•	Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.
      If you purchase securities, you will also be provided with unaudited periodic reports concerning the automobile loan contracts that back the securities.
      You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.
WHERE TO FIND INFORMATION IN THESE DOCUMENTS
      We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.
      Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.
      WFS Financial Inc, or “WFS,” as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949)727-1002. This prospectus may also be found at WFS’ website at www.wfsfinancial.com. The information contained in WFS’ website does not constitute part of this prospectus.

SUMMARY OF TERMS
       This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.
The Parties:

The Issuer	Each series of notes will be issued by a separate owner trust, each of which is referred to in this prospectus as a trust

Seller	WFS Receivables Corporation 3 or WFSRC3

Seller’s Addresses	444 East Warm Springs Road, #116, Las Vegas, Nevada 89119

Seller’s Telephone Number	(702)407-4317

Master Servicer	WFS Financial Inc or WFS

Indenture Trustee	See the related prospectus supplement

Owner Trustee	See the related prospectus supplement

The Insurer	If one or more insured classes of notes is being offered, we will identify the insurer in the related prospectus supplement
The Offered Securities:

General	We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. You will find the following information about each class of securities in the related prospectus supplement:

• its principal amount;

• its interest rate, which may be fixed or variable or a combination;

• the timing, amount and priority or subordination of payments of principal and interest;

• the method for calculating the amount of principal and interest payments;

• its final scheduled distribution date;

• whether and when it may be redeemed prior to its final scheduled distribution date; and

• how losses on the assets of a trust are allocated among the classes of securities.

Some classes of securities may be entitled to:

• principal payments with disproportionate, nominal or no interest payments; or

• interest payments with disproportionate, nominal or no principal payments.

The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.

Unless otherwise provided in the related prospectus supplement, you may purchase the securities only in book-entry form and will not receive your securities in definitive form.

The Notes	Each note will represent the right to receive payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.
The Trust Property:

General	The property of each trust will be described in the related prospectus supplement. In general, the trust property will include:

• a pool of retail installment sales contracts and a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

• the funds in a spread account; and

• any other credit enhancement features designed to provide protection against losses on the related trust assets including, if so provided in the related prospectus supplement, an insurance policy issued by the insurer guaranteeing payment to the related indenture trustee of principal and interest payments to be made to holders of one or more classes of insured notes.

The related prospectus supplement will specify the credit or cash flow enhancements applicable to the notes offered by that prospectus supplement.

The Contracts	The contracts will consist of:

• retail installment sales contracts secured by new and pre-owned automobiles and light duty trucks purchased by WFS from new and pre-owned automobile dealers;

• retail installment loans secured by new and pre-owned automobiles and light duty trucks made by WFS to the obligors under those loans; and

• retail installment loans secured by new and pre-owned automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS.

Each of the above is referred to herein as a contract and collectively as the contracts, including in each case the right to receive the payments due thereon after the cut-off date specified in the related prospectus supplement.

The Spread Account	A spread account will be a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial cash deposit in the amount specified in the related prospectus supplement or the delivery of a letter of credit in favor of the trust.

Amounts on deposit in a spread account will be available to cover shortfalls in the payments on the securities as described in the related prospectus supplement. The related prospectus supplement may also specify (i) a minimum balance to be maintained in the spread account and what funds are available for deposit to reinstate that balance and (ii) when and to whom any amount will be distributed from the spread account if the balance exceeds this minimum amount.

You will not have any right to any excess funds after those funds are distributed from the spread account to any other person.
Redemption of Notes and Repurchase of Contracts:

Optional Purchase	WFSRC3 may purchase all of the outstanding contracts from a trust on any distribution date following the last day of a collection period as of which the aggregate principal balance of the contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. If WFSRC3 exercises this option to purchase, known as an optional purchase, WFSRC3 will pay the trust an amount equal to the purchase price described in the related prospectus supplement and the Notes will be redeemed in whole at a price equal to the unpaid principal amount of the notes plus accrued and unpaid interest.

Mandatory Redemption	The notes may be accelerated if an event of default has occurred and is continuing under the indenture. If the notes are accelerated, the master servicer or the indenture trustee may sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture and as described in the related prospectus supplement.
Tax Status:

In the opinion of Mitchell Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

• the notes will be characterized as debt; and

• the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

If you purchase a note, you agree to treat it as debt for tax purposes.
ERISA Considerations:

The notes are generally eligible for purchase by employee benefit plans and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended. However, administrators of employee benefit plans and other benefit plans should review the matters discussed under “ERISA Considerations” in this prospectus and in the related prospectus supplement and also should consult with their legal advisors before purchasing notes.

RISK FACTORS
       You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading “Risk Factors” in the prospectus supplement.
Absence of a Secondary Market for the Notes Could Limit Your Ability to Resell the Notes
       The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.
Prepayments on the Contracts Could Cause You to Be Paid Earlier Than You Expected, Which May Adversely Affect Your Yield to Maturity
       The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.
Bankruptcy of WFS Could Result in Losses or Delays in Payments on the Notes
       If WFS is the subject of a bankruptcy proceeding, you could experience losses or delays in the payments on your notes. WFS will sell the contracts to WFSRC3, and WFSRC3 will transfer the contracts to the trust. However, if WFS is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the contracts by WFS to WFSRC3 was not a true sale for bankruptcy purposes and that WFS still owns the contracts. The court also could conclude that WFS and WFSRC3 should be consolidated for bankruptcy purposes. If the court were to reach either of these conclusions, you could experience losses or delays in payments on your notes because:

•	the indenture trustee will not be able to exercise remedies against WFS on your behalf without permission from the court;

•	the court may require the indenture trustee to accept property in exchange for the contracts that is of less value than the contracts;

•	tax or other government liens on WFS’ property that arose before the transfer of the contracts to the issuer will be paid from the collections on the contracts before the collections are used to make payments on your notes; and

•	the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the contracts or cash collections held by WFS at the time that a bankruptcy proceeding begins.
Losses and Delinquencies on the Contracts May Differ From WFS’ Historical Loss and Delinquency Levels
       We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels that WFS experienced on its loan and vehicle portfolio, including contracts subsequently securitized, and contracts that have been sold but are still being serviced by WFS. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

•	changes in underwriting standards; or

•	changes in the local, regional or national economies.
Noteholders Have No Recourse Against WFS or the Seller for Losses
       There is no recourse against WFS or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, the seller, the indenture trustee or the owner trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, the seller, the indenture trustee or the owner trustee.
Interests of Other Persons in Contracts and Financed Vehicles Could Reduce the Funds Available to Make Payments on the Notes
       Another person could acquire an interest in a contract that is superior to the trust’s interest in the contract because the master servicer will not segregate or mark the contract as belonging to the trust. If another person acquires an interest in a contract that is superior to the trust’s interest in the contract, the collections on that contract will not be available to make payments on the notes.

GLOSSARY OF DEFINED TERMS
      A glossary containing the meaning of capitalized terms used in this prospectus begins on page 50.
FORMATION OF THE TRUST
General
      The Seller will establish a Trust to issue each series of securities offered by this prospectus and the related prospectus supplement. Except as otherwise described in the related prospectus supplement, each Trust will be a Delaware statutory trust. The Trust will be formed for the transaction described in this prospectus pursuant to a Trust Agreement. Unless otherwise specified in the related prospectus supplement, after its formation, each Trust may only engage in the following activities:

•	acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

•	issuing the Notes to investors (which may include affiliates of WFS and WFSRC3);

•	issuing certificates to the Seller or its affiliates;

•	making payments on the Notes and certificates issued by the Trust;

•	at its discretion, actively invest in United States treasury securities that are not eligible investments for the purpose of realizing a gain on such investments; provided, however, that (i) a Trust may not invest more than $100,000 in such securities and (ii) the funds used to purchase such securities must not be subject to the lien of the Indenture; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.
      On or before the date the Notes are initially issued, the Seller will establish the Trust, as described in greater detail in the related prospectus supplement, to which the Contracts will be sold. On the Closing Date, WFS will sell the Contracts to the Seller and the Seller will transfer and assign the Contracts to the Trust. On the Closing Date, the Trust will issue the Notes to the Seller. The Seller will sell the Notes to the underwriters and the underwriters will distribute the Notes as described under “Plan of Distribution” and in the related prospectus supplement under “Underwriting”. The Seller will receive certificates representing its beneficial interest in the assets of the Trust. The certificates will be subordinated to the Notes.
      WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more subservicers as custodians. In order to protect the Trust’s interest in the Contracts, the Trust’s interest in the Contracts will be perfected by filing UCC-1 financing statements in the appropriate states to give notice of the Trust’s interest in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the Trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller or the Trust. See “Certain Legal Aspects of the Contracts”.
      On and after the Closing Date, the property of the Trust will consist of:

•	Contracts secured by financed vehicles consisting of new or pre-owned automobiles and light duty trucks;

•	principal and interest received under the Contracts on and after the cut-off date to be specified in the prospectus supplement;

•	security interests in the financed vehicles;

•	amounts on deposit in the Collection Account, the Note Distribution Account and the Spread Account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;

•	proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the Contracts;

•	rights as a third party beneficiary under the related Sale and Servicing Agreement; and

•	additional credit or cash flow enhancement features, if any, designed to provide protection against losses or delays in payment of interest or principal, which, if so provided in the related prospectus supplement, may include a Note Policy issued by the Insurer guaranteeing payment to the related Indenture Trustee of principal and interest payments to be made to holders of each insured class of Notes, together with detailed information about the Note Policy and the Insurer.
Credit or Cash Flow Enhancement
      The related prospectus supplement will specify the credit or cash flow enhancement, if any, for the Trust established for the related transaction. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a Spread Account;

•	overcollateralization (i.e., the amount by which the principal amount of the Contracts exceeds the principal amount of all of the Trust’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the Contracts over Servicing Fees and interest on the Notes);

•	a letter of credit or other credit facility;

•	a surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	other agreements with respect to third party payments or other support.
      Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The related prospectus supplement will describe the credit or cash flow enhancement, if any, and related limitations and exclusions applicable for securities issued by the Trust established for the related transaction. Credit or cash flow enhancements cannot guarantee that losses will not be incurred on the securities.

Possession of the Contracts and Other Trust Property
      Pursuant to the Indenture, the property of the Trust, other than the Note Distribution Account and, if the related series of Notes includes one or more classes of insured Notes, the Note Policy, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and, if the related series of Notes includes one or more classes of insured Notes, the Insurer. Upon a Servicer Default, possession of the property of the Trust by the Master Servicer may transfer to the Indenture Trustee. See “Certain Information Concerning the Securities — Rights Upon Servicer Default”.
Repurchase of Contracts by the Master Servicer
      After the sale and assignment of the Contracts to the Trust, WFS, as Master Servicer, must repurchase a Contract only if:

(a)	one of the following occur:

•	any representation or warranty with respect to the Contract made by WFS is incorrect;

•	WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contract; or

•	WFS fails to maintain the Trust’s first priority perfected security interest in the Contract;

(b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

(c) that incorrectness or breach materially and adversely affects the Contract.
See “The Master Servicer”.
Capitalization
      Each prospectus supplement will set forth further details regarding the capitalization of the Trust.
Interest Rate and Currency Swaps
      The Trust may include a derivative arrangement for any series or class of Notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.
Prefunding Account
      The amount of Notes issued by a particular Trust may exceed the Aggregate Principal Balance of the Contracts sold to that Trust. If so, the difference will be placed in a prefunding account. The prefunding account will be used to purchase additional Contracts by the Trust. The amount deposited into the prefunding account will not exceed 25% of the principal amount of the Notes sold by the related Trust. The related prospectus supplement will contain further details regarding the prefunding account, if any, and the purchase of additional Contracts for a Trust with the funds in that account.
The Owner Trustee
      The Owner Trustee will have the rights and duties set forth in this prospectus under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”. Each prospectus supplement will contain further information regarding the Owner Trustee.
THE CONTRACTS POOL
      Each Contract to be transferred to a Trust is a retail installment sales contract or installment loan originated by a new or pre-owned car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and pre-owned car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other independent auto finance companies, which loans are then sold to WFS. Each Contract is secured by a financed vehicle. Except as otherwise noted, all references herein to Contracts include installment loans.
      WFS will select the Contracts to be transferred to a Trust from its portfolio of fixed-interest rate contracts which are secured by new and pre-owned automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78’s or the simple interest or actual number of days method.
      Each prospectus supplement will set forth details regarding the percentage of Contracts which are Rule of 78’s Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement will also contain details regarding the distribution of Contracts by annual percentage rate, the geographic concentration of Contracts and the percentage of Contracts relating to new and pre-owned vehicles.
Underwriting Procedures Relating to the Contracts
      WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those Contracts to be transferred to a Trust and none of those Contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in each obligors’ ability to make payments under their contracts.
      Substantially all contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle contracts, the original amount financed does not exceed the sum of the dealer’s cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For pre-owned vehicles, the amount financed does not exceed the wholesale “blue book” value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.
      Each contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78’s. WFS does not have minimum maturity requirements; however, contracts with maturities of less than three years are seldom purchased or made due to low customer demand.
      The underwriting process begins when an application is faxed to WFS’ centralized data entry center. WFS’ data entry group enters the applicant’s information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS’ multiple proprietary credit scorecards.
      WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically been correlated with the creditworthiness of the borrowers.
      Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS’ risked-based criteria. Credit analysts review the information, structure and price of an application and determine whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst’s lending levels and approval authorities are established based on the individual’s credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.
      Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS’ credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS’ credit policy.
      If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer’s proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.
      Under the direction of WFS’ credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS’ internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.
      Contracts purchased from independent auto finance companies are underwritten by WFS in the same manner and using the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Seller in the Sale and Servicing Agreement to a related Trust.
Servicing of Contracts
      WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage to the extent provided in the related Sale and Servicing Agreement and repossessing and selling collateral when necessary.
      WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event that an obligor has failed to notify WFS of an address change. Approximately 15 days before an obligor’s payment is due, WFS mails a billing statement directing the obligor to mail payments to WFS’ lockbox address. Payments received in the mail or through WFS’ offices are processed by WFS’ remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS’ customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.
      WFS’ fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS’ automated dialers or to WFS’ collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS’ automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS’ systems also track delinquencies and chargeoffs, monitor the performance of WFS’ collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS’ imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites contracts.
      If satisfactory payment arrangements are not made by delinquent obligors the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS’ custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS’ repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.
POOL FACTORS AND TRADING INFORMATION
      The note pool factor for each class of Notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes will be the product of (i) the original denomination of such Noteholder’s Note and (ii) the applicable note pool factor at the time of determination.
      The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Aggregate Principal Balance, each note pool factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities — Statements to Noteholders”.

THE NOTES
General
      Each Trust will issue one or more classes of Notes pursuant to the related Indenture. You may obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office set forth in the related prospectus supplement. The following summary and the information contained under “Certain Information Regarding the Securities” describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture, along with the following summary, in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.
Payments of Interest and Principal
      The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of Notes of a given series, including the final scheduled Distribution Date for each class of Notes and the credit or cash flow enhancements, if any, applicable to each class of Notes. In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly or semiannually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.
Optional Purchase
      Each class of outstanding Notes will be subject to redemption on terms set forth in the applicable prospectus supplement. On any Distribution Date following the last day of a Collection Period as of which the Aggregate Principal Balance is equal to or less than an amount to be specified in the applicable prospectus supplement, WFSRC3 may purchase from the Trust all outstanding Contracts at a price to be specified in the related prospectus supplement.
The Indenture Trustee
      The Indenture Trustee will have the rights and duties set forth under “Certain Information Regarding the Securities — The Trustees” and “— Duties of the Trustees”. Each prospectus supplement will contain further information regarding the Indenture Trustee.
Events of Default
      With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each Indenture will occur if:

(a) the Trust fails to pay any interest on the Notes of the Controlling Class and such failure continues unremedied for a period of five or more days after the interest payment becomes due and payable, without taking into account, in the case of a series of Notes that includes one or more classes of insured Notes, the effect of any payment under the Note Policy;

(b) the Trust fails to pay any principal on the Notes of any class when it becomes due and payable, without taking into account, in the case of a series of Notes that includes one or more classes of insured Notes, the effect of any payment under the Note Policy;

(c) the Indenture Trustee notifies the Trust, or if the holders of at least 25% of the voting interests of the Notes of the Controlling Class notifies the Trust and the Indenture Trustee, or, in the case of a series of Notes that includes one or more classes of insured Notes, if the Insurer notifies, the Master Servicer, that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

•	the Trust fails to observe or perform in any material respect any covenant or agreement it made in the Indenture; or

•	the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made;

(d) a Trust Insolvency; or

(e) any other events of default described in the related prospectus supplements occurs.
CERTAIN INFORMATION REGARDING THE SECURITIES
General
      The related prospectus supplement will describe as to each class of Notes to be issued pursuant to that prospectus supplement and this prospectus:

•	the timing, amount and priority of payments of principal and interest on each class of Notes;

•	the interest rate on each class of Notes or the formula for determining the interest rate;

•	the method of determining the amount of the principal payments on the Notes;

•	the priority of the application of the Trust’s available funds to its expenses and payments on the Notes; and

•	the allocation of losses on the Contracts among the classes of Notes.
      The rights of any class of Notes to receive payments may be senior or subordinate to other classes of Notes, as more fully described in the related prospectus supplement. A Note may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.
      Interest rates may be fixed or floating. The prospectus supplement will describe the circumstances and the price under which the Notes may be redeemed. The aggregate initial principal amount of the Notes issued by a Trust may be greater than, equal to or less than the Aggregate Principal Balance as of the date set forth in the related prospectus supplement.
      Payments of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the Notes of that class will receive a pro rata share of the amount available for that class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates, as set forth in the related prospectus supplement.
Fixed Rate Notes
      Each class of Notes entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate Notes may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Notes
      Each class of floating rate Notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement. Under no circumstances will the interest rate on any class of Notes exceed the maximum rate permitted by law.
      The base rate of interest for each class of floating rate Notes will be based on a London interbank offered rate, commercial paper rate, Federal funds rate, United States government treasury securities rate, negotiable certificates of deposit rate or another rate set forth in the related prospectus supplement.
      A class of floating rate Notes may also have either or both of the following (in each case expressed as a rate per annum):

•	a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate Notes, the interest rate applicable to any class of floating rate Notes will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.
      Each Trust issuing floating rate Notes may appoint a calculation agent to calculate interest rates on each class of its floating rate Notes. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate Notes, which may be either the Owner Trustee or Indenture Trustee with respect to the related Trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate Notes. All percentages resulting from any calculation of the rate of interest on a class of floating rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.
Book-Entry Registration
      The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Notes. Except as otherwise described in the related prospectus supplement or in this prospectus, each class of Notes offered through this prospectus and the related prospectus supplement will initially be represented by one or more certificates registered in the name of the nominee of the Depository Trust Company, or DTC. The Notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of Notes, will not be entitled to receive a physical certificate representing your interest in the Notes of that class.
      If a class of Notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of Notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Noteholders of that class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of Notes, for distribution to Noteholders of that class of Notes in accordance with DTC’s procedures with respect thereto. The rules applicable to DTC and its participants are on file with the SEC.
      Any Notes of a given Trust owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Indenture, Trust Agreement or Sale and Servicing Agreement,

except that, unless the Seller and its affiliates own the entire class, such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.
      The prospectus supplement will specify whether the holders of the Notes of the Trust may hold their respective Notes as book-entry securities.
      To facilitate subsequent transfers, all Notes deposited by participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will not change beneficial ownership. DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such Notes are credited, which may or may not be the ultimate owners. Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Notes may be held through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
      Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.
      Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
      Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
      Except as required by law, none of the administrator, if any, the Owner Trustee, the Indenture Trustee, the Seller, the Master Servicer or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the Notes of any Trust held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
      Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.
      Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
      Trading between DTC Seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a

Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the Distribution Date preceding the settlement date (or from and including the Closing Date in the case of the first Distribution Date) to and excluding the settlement date. Payment then will be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.
      Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.
      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.
      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
      Trading between Clearstream or Euroclear Seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the preceding Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.
      The Noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct and indirect participants. In addition, Noteholders will receive all distributions of principal and interest from the Indenture Trustee through the participants who in turn will receive them from DTC. Under a book-entry format, Noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Indenture Trustee to DTC’s nominee. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or Noteholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only “Noteholder” will be DTC’s nominee. Noteholders will not be recognized by the Indenture Trustee as “Noteholders” and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.
      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal and interest on the Notes. Participants and indirect participants with which Noteholders have accounts with respect to their respective Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess their respective Notes, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.
      Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these Notes, may be limited due to the lack of a physical certificate for these Notes.
      Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an omnibus proxy to the Indenture Trustee as soon as possible after each applicable record date for such consent or vote. The omnibus proxy will assign Cede’s consenting or voting rights to those participants to whose accounts the related Notes will be credited on that record date, identified in a listing attached to the omnibus proxy.
      DTC will advise the related administrator of each Trust that it will take any action permitted to be taken by a Noteholder under the related Indenture, Trust Agreement or Sale and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

      Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.
      The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, who may include any of the underwriters of Notes of the related Trust, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of the Notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.
      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank, S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Definitive Notes
      Physical certificates known as Definitive Notes representing any class of Notes not held in book-entry form will be issued to the related beneficial owners rather than to DTC, only if:

•	DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the administrator is able to locate a qualified successor;

•	after an Event of Default, holders of the Notes evidencing at least a majority of the voting interests of a class of Notes advise the Indenture Trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the related holders of the Notes; or

•	the class of Notes is retained by the Seller or an affiliate of the Seller and the issuer elects not to utilize DTC.
      Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable Noteholders of a given class through participants of the availability of Definitive Notes. Upon surrender by DTC of the certificates representing all Notes of any affected class and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes to the related owners, who thereupon will become Noteholders for all purposes of the Indenture.
      Distributions on the Definitive Notes will be made by the Indenture Trustee directly to holders of Definitive Notes in accordance with the procedures set forth herein and to be set forth in the Indenture. Interest and principal payments on the Notes required to be made on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the record date specified for such Notes in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution to the applicable Noteholder. The Indenture Trustee will mail such notice to the registered holders of the Notes within five business days of receipt from the Master Servicer notice of termination of the related Trust.
      Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
The Accounts and Eligible Investments
      General. All Net Collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the Collection Account. In the case of a series of Notes that includes one or more classes of insured Notes, all amounts paid under the Note Policy, if any, will be deposited in or credited to the Collection Account. On each Distribution Date, except as otherwise provided in the related prospectus supplement, the Indenture Trustee will distribute the amounts on deposit in the Collection Account with respect to such Distribution Date to the Note Distribution Account. All payments to holders of the Notes, except as otherwise provided in the related prospectus supplement, will be made from the Note Distribution Account.
      The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Collection Period, to be deposited in or credited to the Collection Account to be established by the Master Servicer under the Sale and Servicing Agreement within two Business Days of receipt. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and of reimbursements to it for nonrecoverable Advances and reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the obligor. The Collection Account may be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS; provided, that, in the case of (i) a series of Notes with one or more classes of insured Notes, the Insurer has given its written approval and (ii) all other classes of Notes, each rating agency has given its approval. Funds in the Collection Account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Collection Period. If the reinvestment contract does not qualify as an eligible investment, the Indenture Trustee shall invest the funds on deposit in the Collection Account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the Collection Account no later than the business day immediately preceding each Distribution Date.
      If a Servicer Default has occurred and is continuing, funds in the Collection Account eligible to be invested in eligible investments will be invested at the direction of the Indenture Trustee. Eligible investments will be specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the rating agencies as being consistent with their then-current ratings of the Notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account.
      Note Distribution Account. The Master Servicer will establish and maintain an account known as the “Note Distribution Account”. Except as otherwise provided in the related prospectus supplement, the Note Distribution Account will be in the name of the Indenture Trustee on behalf of the holders of the Notes in which amounts released from the Collection Account for distribution to holders of the Notes will be deposited and from which all distributions to holders of the Notes will be made.
Distributions on the Notes
      Beginning on the Distribution Date specified in the related prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of Notes entitled thereto will be made by the applicable Indenture Trustee to the holders of the Notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Notes and the effect of subordination of any subordinated Notes will be set forth in the related prospectus supplement.
      With respect to each Trust, on each Distribution Date, collections on the Contracts will be withdrawn from the Collection Account and will be paid to the holders of the Notes to the extent provided in the related prospectus supplement. Credit enhancement, including amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for payment to the holders of Notes on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement:

(a) payments of principal of a class of Notes of a given series will be subordinate to payments of interest on that class; and

(b) payments in respect of one or more classes of Notes may be subordinated to payments in respect of one or more other classes of Notes of the same series or any other series.
Payment Priorities of the Notes; The Spread Account
      General. The rights of Noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees, and the Trustees, to the extent the Trustees and such other entities have not received all Trust fees and expenses payable to them in the manner described in the related prospectus supplement. In addition, the rights of the Noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under “— Distributions on the Notes,” as described above. The subordination of certain classes of Notes, if any, is intended to enhance the likelihood of timely receipt by holders of classes of Notes with a greater seniority of the full amount of interest and principal required to be paid to them, and to afford those Noteholders limited protection against losses in respect of the Contracts.
      The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated trust account in the name of the Indenture Trustee, which account is known as the Spread Account. A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all eligible investments made with such deposits and earnings. The Spread Account will be created with either an initial cash deposit, which amount is known as the Spread Account initial deposit, or the delivery of a letter of credit in favor of the related Trust. Except as otherwise provided in the related prospectus supplement, the Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account for each Distribution Date is equal to lesser of the specified Spread Account balance or the outstanding principal amount of the Notes.
      Amounts held from time to time in the Spread Account will be invested in eligible investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.
      Calculation of Specified Spread Account Balance. The specified Spread Account balance is the amount which must be on deposit in the Spread Account at any time for the Spread Account to be fully funded and will be calculated as described in the related prospectus supplement. The Spread Account may be funded with cash deposits or with a combination of cash deposits and a letter of credit. As funds are deposited into the Spread Account, the amount available under the letter of credit in respect of the Spread Account, if a letter of credit is issued in lieu of or in addition to an initial cash deposit, will be reduced to the extent that the sum of the amount on deposit in the Spread Account and the amount of the letter of credit exceeds the specified Spread Account balance.
Withdrawals from the Spread Account
      Amounts held from time to time in the Spread Account will be held for the benefit of the Noteholders and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. On each Distribution Date, funds will be withdrawn from the Spread Account in the manner described in the related prospectus supplement.
      If on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the manner described in the related prospectus supplement.
      Upon any distributions of funds from the Spread Account to the Insurer, if any, the Seller or to any holders of subordinate Notes, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Seller or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders. In the case of a series of Notes that includes one or more classes of insured Notes, the obligations of the Insurer under the Note Policy will not be diminished or otherwise affected by any amounts distributed to the Insurer.
Statements to Noteholders
      On or prior to each Distribution Date, you will be provided with a statement to Noteholders prepared by the Master Servicer setting forth with respect to that Distribution Date or the related Collection Period, as applicable, among other things, the following information:

(a) the amount of the Noteholder’s distribution allocable to principal, stated separately for each class of Notes;

(b) the amount of the Noteholder’s distribution allocable to interest, stated separately for each class of Notes;

(c) the Aggregate Principal Balance as of the close of business on the last day of the related Collection Period;

(d) the amount of the Servicing Fee paid to the Master Servicer with respect to the related Collection Period;

(e) the amount of any Interest Carryover Shortfall Amount on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

(f) the note pool factor for each class of Notes as of that Distribution Date; and

(g) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date.
      Each amount set forth pursuant to subclauses (a), (b), (d) and (e) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts described in clauses (a), (b), (d) and (e) above for the purposes of such holder’s preparation of federal income tax returns. See “Federal and California Income Tax Consequences.”
Evidence as to Compliance
      The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Owner Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year, or since the Closing Date in the case of the first such statement, with certain standards relating to the servicing of the Contracts.
      The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, or since the Closing Date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.
      Copies of those statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at its corporate trust office.
      The Indenture. The Trust will be required to file annually with the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, a written statement as to the fulfillment of its obligations under the Indenture.
      The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things:

•	its eligibility and qualification to continue as Indenture Trustee under the Indenture;

•	any amounts advanced by it under the Indenture;

•	the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

•	the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

•	any action taken by it that materially affects the Notes and that has not been previously reported.

Certain Matters Regarding the Master Servicer
      Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer’s performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer’s servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor Master Servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.
      Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In any event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to Noteholders.
      Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer’s obligations as the Master Servicer will be the successor of the Master Servicer under the Sale and Servicing Agreement.
Servicer Default
      Except as otherwise provided in the related prospectus supplement, “Servicer Defaults” under each Sale and Servicing Agreement will consist of:

(a) in the case of a series of Notes that includes one or more classes of insured Notes, a claim being made under the related Note Policy;

(b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following accounts, and such failure is not remedied within three Business Days after the Master Servicer discovers or receives written notice from the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, or after the Master Servicer discovers such failure:

•	the Collection Account,

•	the Note Distribution Account or the account established to distribute monies to the certificateholders, or

•	the Spread Account;

(c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer certain reports required by the Sale and Servicing Agreement, except as otherwise provided in the related prospectus supplement, by the fourth business day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

(d) any failure by the Master Servicer or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of holders of the Notes, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

•	the Master Servicer or the Seller by the Owner Trustee, the Indenture Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, or

•	to the Master Servicer or the Seller and to the Indenture Trustee or the Owner Trustee by:

•	holders of at least 25% of the voting interests of the Notes of the Controlling Class, or

•	in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, as long as a default under the Note Policy has not occurred or is not continuing and no insolvency of the Insurer has occurred;

(e) an Insolvency Event occurs with respect to the Seller or the Master Servicer; and

(f) any material breach of any of the representations and warranties of the Master Servicer or the Seller, except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer, that has a material adverse effect on the holders of Notes and within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller by:

•	the Indenture Trustee or the Owner Trustee,

•	by holders of at least 25% of the voting interests of the Notes of the Controlling Class, or

•	in the case of a series of Notes, that includes one or more classes of insured Notes, the Insurer, as long as no default under the Note Policy has occurred and is continuing and no insolvency of the Insurer has occurred.
Rights Upon Servicer Default
      Except as otherwise provided in the related prospectus supplement, as long as a Servicer Default remains unremedied, the Indenture Trustee, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, or holders of Notes representing at least a majority of the voting interests of the Notes of the Controlling Class may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, the Insurer, in the case of a series of Notes that includes one or more classes of insured Notes, or the holders of the Notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.
      In the case of a series of Notes that includes one or more classes of insured Notes, the Insurer may direct the actions of the Indenture Trustee upon an event of default as long as it is not in default under the Note Policy.

Waiver of Past Defaults
      The holders of at least a majority of the voting interests of the Notes of the Controlling Class with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, may waive any Servicer Default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A Servicer Default, however, in making any required deposits to or payments from the Collection Account, the Spread Account or the Note Distribution Account in accordance with the Sale and Servicing Agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each Noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the Noteholders’ rights with respect to subsequent Servicer Defaults.
Voting Interests
      The “voting interests” of the Notes of a class or classes will be allocated among the Noteholders or related owners, as the case may be, in accordance with the unpaid principal balance of the Notes of each class or classes represented thereby; except that as otherwise described in the related prospectus supplement, Notes held by the Seller, WFS or any of their respective affiliates will be excluded from such determination.
Amendment
      Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended by the parties thereto, with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer but without the consent of the Noteholders to:

•	cure any ambiguity;

•	correct or supplement any provision therein which may be inconsistent with any other provision therein;

•	add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof;

•	add or provide for any credit enhancement for any class of Notes; or

•	permit certain changes with respect to the specified Spread Account balance.
      The requirements that must be met to make the above-listed amendments are:

(a) that any amendment will not, in the opinion of counsel satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of any Noteholder, and

(b) that in the case of a change with respect to the specified Spread Account balance or the addition or provision of additional credit enhancements:

•	each of the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, receives a letter from Standard & Poor’s, if it has rated the Notes, which effectively states that its then-current rating on each class of Notes will not be qualified, reduced or withdrawn due to that amendment, and

•	the Master Servicer provides Moody’s, if it has rated the Notes, notice of such amendment.
      The Sale and Servicing Agreement may also be amended with the consent of the holders of Notes evidencing at least 66 2/3% of the respective voting interests thereof, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes or the specified Spread Account balance or the manner in which the Spread

Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of the holders of all of the relevant classes of Notes and, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer.
      Amendment of the Trust Agreement. The Trust Agreement may be amended by the Seller and the Owner Trustee, with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, but without the consent of the Noteholders, to:

•	cure any ambiguity,

•	correct or supplement any provision which may be inconsistent with any other provision, or

•	add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.
      The Trust Agreement may also be amended with the consent of holders of a majority of the certificate percentage interest and, if the amendment adversely affects the Noteholders, holders of the Notes evidencing at least 66 2/3% of the respective voting interests thereof, voting as a group, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes, any interest rate or the manner in which interest is calculated, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment without the consent of the certificate holders, the holders of all of the relevant classes of Notes and, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer.
      Amendment of the Indenture. The Trust and the Indenture Trustee, on behalf of the Trust, may, without the consent of the Noteholders but with, in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer, enter into one or more supplemental Indentures for any of the following purposes:

(a) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

(b) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

(c) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust;

(d) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(e) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture, any supplemental Indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any Noteholder;

(f) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

(g) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

(h) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any Noteholder or result in the creation of a new security; and

further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder’s consent is otherwise obtained as described below.

      The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon the request of the Trust, and with (i) prior notice to each rating agency, (ii) in the case of a series of Notes that includes one or more classes of insured Notes, the consent of the Insurer and (iii) the consent of the holders of not less than 66 2/3% of the voting interests of the Notes of the Controlling Class, may enter into an indenture or indentures supplemental for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Notes under the Indenture.
      Notwithstanding the foregoing, without the consent of the holder of each outstanding Note affected thereby, no supplemental Indenture may:

•	change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

•	reduce the percentage of the voting interests of any such Notes or of the Controlling Class, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•	modify or alter the definition of Controlling Class or the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, the Master Servicer or any of their respective affiliates;

•	reduce the percentage of the voting interests of the Notes or of the Controlling Class, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

•	decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes or of the Controlling Class necessary to amend such Indenture or certain other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any note of the security afforded by the lien of the Indenture;
provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Indenture Trustee, result in the creation of a new security.
List of Noteholders
      Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee, as Note registrar, for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.
      Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Noteholders.

No Bankruptcy Proceedings
      The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each Noteholder or beneficial owner of Notes, agree that they will not at any time institute, or join in any institution against, the Trust, or the Seller, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.
Termination
      The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment of all amounts required to be paid to Noteholders pursuant to such agreement whether upon an Optional Purchase or otherwise and (iii) the occurrence of the event described below.
      The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to each Noteholder will be made only upon surrender and cancellation of its Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a Noteholder and such measures have failed will be distributed to a charity designated by the Master Servicer.
The Trustees
      Each of the Owner Trustee and the Indenture Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor Trustee. The administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as a trustee under each Trust Agreement or Indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.
      Each Trustee and any of its affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the Owner Trustee or Indenture Trustee acting jointly, or in some instances, the Owner Trustee and Indenture Trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected trustee by each Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-Trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that Trustee.
      Each Indenture will provide that the related Trust will, or will cause the administrator to, pay the reasonable compensation to the Indenture Trustee and reimburse the Indenture Trustee for all reasonable out-of-pocket expenses. Each Trust Agreement will provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the administrator for any loss, liability or expense incurred by it in connection with the performance of its duties and not resulting from its own willful misconduct, negligence or bad faith.

Duties of the Trustees
      No Trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes, other than the execution and authentication thereof by the Indenture Trustee, or of any Contracts or related documents. No Trustee will be accountable for the use or application by the Seller or the Master Servicer of any funds paid to the Seller or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If an Event of Default or Servicer Default has not occurred or is not continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.
      No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate Trustee written notice of default and (i) the default arises from the Master Servicer’s failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a group, have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and that trustee for 60 days has neglected or refused to institute that proceeding.
Covenants of the Trust under the Indenture
      Under each Indenture, the related Trust will not, among other things:

•	except as expressly permitted by the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, sell, transfer, exchange or otherwise dispose of any of the property of the Trust;

•	claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes, other than amounts properly withheld from such payments under the Internal Revenue Code, or applicable state law, or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon the Trust;

•	permit the validity or effectiveness of the Indenture to be impaired;

•	permit the lien created by the Indenture to be amended, hypothecated, subordinated, terminated or discharged;

•	permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted by the Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than, in the case of a series of Notes that includes one or more classes of insured Notes, the lien of the Indenture or the lien in favor of the Insurer created by the insurance agreement, to be created on or extend to or otherwise arise upon or burden the property of the Trust or any interest in that property or the proceeds of the property, other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on a financed vehicle and arising solely as a result of an action or omission of the related obligor;

•	permit the lien created by the Indenture not to constitute a valid first priority security interest in the property of the Trust, other than with respect to any such tax, mechanic’s or other lien;

•	amend, modify or fail to comply with the provisions of the Indenture, Sale and Servicing Agreement, the Trust Agreement and other transaction documents, except where the Indenture, Sale and Servicing Agreement, the Trust Agreement or other transaction document, as the case may be, allows for amendment or modification; or

•	dissolve or liquidate in whole or in part.

Administration Agreement
      WFS, in its capacity as administrator, will enter into an administration agreement with the Trust, the Seller and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.
Prepayment Considerations
      Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts, including prepayments, liquidations, the exercise of the Optional Purchase and repurchases of Contracts by the Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an Event of Default, the final distribution on each class of Notes is likely to occur earlier than the related final scheduled Distribution Date. The right of WFSRC3 to repurchase all of the Contracts upon certain events is described under “— Termination” and “The Master Servicer,” and the right of WFSRC3 to repurchase Contracts is described under “The Notes — Optional Purchase”.
      The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including partial prepayments by the obligor on the related Contract, can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related Contract if such Contract is assumed by a person satisfying WFS’ then-current underwriting standards. Partial prepayments will affect the average lives of the Notes because those partial prepayments will be passed through to holders of the Notes on the Distribution Date following the Collection Period in which they are received. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to holders of the Notes will be borne entirely by the holders of the Notes.
      The average lives of the Contracts and the Notes can be reduced by (i) purchases by the Seller of Contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the Notes, the Indenture Trustee, the Owner Trustee or, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, and (ii) purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts. Any reduction in the average life of the related Notes will reduce the aggregate amount of interest received by the holders of the such Notes over the life of such Notes.

THE MASTER SERVICER
      The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a subservicer in servicing the Contracts, WFS is referred to as the Master Servicer in this prospectus.
      The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the holders of the Notes. See “— Repurchase Obligation” and “Formation of Trust — Repurchase of the Contracts by the Master Servicer”. The Master Servicer may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.
      If the Master Servicer uses a subservicer, the Master Servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the Noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a subservicer.
Collection of Payments
      The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales contracts or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the annual percentage rate of a delinquent Contract, but not below the weighted average interest rate of the Notes and the Base Servicing Fee Percent, reduce the principal balance, to the extent there are sufficient funds in the Spread Account to cover such reduction, and extend the scheduled maturity of a delinquent Contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last Final Scheduled Distribution Date.
      The Master Servicer shall deposit in or credit to the Collection Account, within two Business Days of receipt, all Net Collections received on or in respect of the Contracts, except that as to Contracts serviced by a subservicer, such proceeds shall be deposited within two Business Days of receipt by the subservicer. The Master Servicer will also deposit in or credit to the Collection Account, within two Business Days of receipt, all Net Liquidation Proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See “Certain Information Regarding the Securities — The Accounts and Eligible Investments”.
Advances
      Prior to each Distribution Date, the Master Servicer will be obligated to advance 30 days of interest at the sum of the interest rate of a class of Notes that is specified in the Sale and Servicing Agreement and the Base Servicing Fee Percent for each month of delinquency in the related Collection Period on individual Contracts, each of which is an “Advance,” to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a “nonrecoverable Advance”. A nonrecoverable Advance will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of Liquidated Contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related Distribution Date statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the Collection Account all Advances, if any, in respect of the related Collection Period, net of amounts otherwise payable to the Master Servicer on such Distribution Date, including reimbursement of Advances and nonrecoverable Advances. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances.
      In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the Noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts, including late payments by the obligor, Net Liquidation Proceeds and net insurance proceeds, or, to the extent any portion of an Advance is determined to be a nonrecoverable Advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.
Repurchase Obligation
      In each Sale and Servicing Agreement, the Master Servicer will make certain representations, warranties and covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected Contract unless the breach is cured. See “Formation of the Trust — Repurchase of Contracts by the Master Servicer”.
Insurance on Financed Vehicles
      Each obligor on a Contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid Principal Balance under that Contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the Principal Balance of a Contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related Contract has an unpaid Principal Balance of less than $4,000 or there are six or fewer months remaining until the Contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Principal Balance of a Contract will not include any amount for premiums paid by the Master Servicer, and payments by an obligor in respect of such financed premium will not be included in Net Collections or applied to distributions on the Notes.
Servicer Determination and Reports to Trustees
      The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer:

(a) each statement to Noteholders and

(b) an additional report covering:

•	the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

•	the net amount of funds which have been deposited in or credited to the Collection Account.
Servicing Compensation
      The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. On each Distribution Date, the Master Servicer shall be entitled to receive the Base Servicing Fee. The Base Servicing Fee for each Distribution Date will equal the aggregate amount calculated in respect of the Base Servicing Fee for each calendar month during the related Collection Period. The amount owed in respect of the Base Servicing Fee for each calendar month during a Collection Period will equal, except as otherwise specified in the related prospectus supplement, one-twelfth of 1.25% of the Aggregate Principal Balance as of the first day of that month. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Master Servicer will determine when an extension is to be granted, subject to the limitations described under “The Master Servicer — Collection of Payments”. The sum of the foregoing items is the Servicing Fee. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy or are otherwise paid by an obligor.
      The Servicing Fee will compensate the Master Servicer for:

(a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors,

•	investigating delinquencies,

•	sending payment statements and reporting tax information to obligors,

•	advancing insurance premiums as required by the Sale and Servicing Agreement that are not reimbursed by obligors,

•	paying costs of collections, and

•	policing the collateral;

(b) administering the Contracts, including:

•	accounting for collections, and

•	furnishing monthly or quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, auditor fees, data processing costs and other costs incurred in connection with administering the Contracts; and

(c) maximizing the performance of the Contracts for the benefit of each Seller, including:

•	focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their Contracts, and

•	increasing realization upon defaulted Contracts in an efficient manner so as to maximize the amount distributable to the Seller from the Spread Account.
Realization Upon Defaulted Contracts
      The Master Servicer will liquidate any Contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a Defaulted Contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales Contracts and installment loans. In this regard, the Master Servicer may sell the financed vehicle at a repossession or other sale.
CERTAIN LEGAL ASPECTS OF THE CONTRACTS
General
      The Contracts are “chattel paper” as defined in the Uniform Commercial Code, as in effect in California and the other states in which the Contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC for the place where a transferor or debtor is located. For an entity that is organized under the law of a state or the United States and as to which that state or the United States maintains a public record as to the entity’s organization, such as for a corporation or a statutory trust, the UCC-1 financing statement must be filed where the entity is organized.
      WFS and the Seller will each take or cause to be taken those actions as are required to perfect a Trust’s rights in the Contracts sold or otherwise transferred by the Seller to that Trust and will represent and warrant that the Trust, subject to, in the case of a series of Notes that includes one or more classes of insured Notes, the interest of the Insurer under each related insurance agreement pursuant to which the related Note Policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each Contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer, or one or more subservicers, will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership of or security interest therein of a Trust. UCC-1 financing statements will be filed with the Secretary of State of California, as WFS and the Seller are organized under the law of California, to perfect by filing and to give notice of a Trust’s ownership or security interest in the Contracts. Should WFS or the Seller become incorporated elsewhere than in California, UCC-1 financing statements would then need to be filed in that new state of incorporation. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust’s ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust’s ownership or security interest in the Contracts. The Seller will represent and warrant that each Contract is secured by a financed vehicle. In the case of a series of Notes that includes one or more classes of insured Notes, notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a Contract, the Insurer will remain unconditionally and irrevocably obligated on its guarantee of scheduled payments payable to the Indenture Trustee for the benefit of Noteholders of the insured classes of Notes on each Distribution Date.

Security Interests in the Financed Vehicles
      All of the financed vehicles were registered in the State of California or another of the states listed above under “The Contracts Pool — Geographic Concentration of the Contracts” in the related prospectus supplement at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (except as otherwise noted in the related prospectus supplement, the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the Contracts sold or transferred by that Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the Trust may not have a first priority security interest in that financed vehicle.
      All Contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.
      The Seller will transfer Contracts to the Trust and will assign its security interests in the financed vehicles to that Trust and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer. However, because of the administrative burden and expense, neither the Trust nor, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer will amend any certificate of title to identify the Trust or the Insurer, as applicable, as the new secured party nor will the certificates of title be delivered to the Indenture Trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the new secured party succeeds thereby to the assignor’s rights as secured party. However, there exists a risk in not identifying the related Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more financed vehicles could be released.
      In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.
      In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS’ lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a financed vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.
      Under the laws of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority over a perfected security interest in that vehicle. The Internal Revenue Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Trustees, the Master Servicer or Noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller’s repurchase obligations under the Sale and Servicing Agreement.
Enforcement of Security Interests in Financed Vehicles
      The Master Servicer, on behalf of the Trust, may take action itself or through one or more subservicers to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the financed vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states, including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by “self-help” repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor’s right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.
      In the event of repossession and resale of a financed vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.
      Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law, the proceeds from the resale of the motor vehicle securing the debtor’s loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.
      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.
      In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.
Certain Bankruptcy Considerations
      In structuring the transactions contemplated by this prospectus and the accompanying prospectus supplement, the Seller has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by WFS, under the Bankruptcy Code or similar applicable state laws, will result in consolidation of the assets and liabilities of the Seller with those of WFS. These steps include the creation of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing certain limitations (including restrictions on the nature of the Seller’s business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). In addition, to the extent that the Seller granted a security interest in the Contracts to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of WFS and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud WFS or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Contracts should not be subject to recovery by a creditor or trustee in bankruptcy of WFS.
      However, delays in payments on the Notes and possible reductions in the amount of those payments could occur if:

(a)	a court were to conclude that the assets and liabilities of the Seller should be consolidated with those of WFS in the event of the application of applicable Insolvency Laws to WFS;

(b)	a filing were made under any Insolvency Law by or against the Seller; or

(c)	an attempt were to be made to litigate any of the foregoing issues.
      Counsel has advised the Seller that in the event of a voluntary or involuntary bankruptcy case in respect of WFS under the Bankruptcy Code at a time when WFS was insolvent, the property of the Seller would not properly be substantively consolidated with the property of the estate of WFS. Among other things, that opinion will assume that each of the Seller and WFS will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The Seller and WFS intend to follow these and other procedures related to maintaining their separate corporate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of WFS.
      WFS will warrant that the sale of the related Contracts by it to the Seller is a valid sale. Notwithstanding the foregoing, if WFS were to become a debtor in a bankruptcy case, a court could take the position that the sale of the Contracts to the Seller should instead be treated as a pledge of those Contracts to secure a borrowing of WFS. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of payments) could occur. In addition, if the transfer of the Contracts to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of WFS arising before the transfer of a Contract to the Seller may have priority over the Seller’s interest in that Contract. Also, while WFS is the Master Servicer, cash collections on the Contracts may be commingled with general funds of WFS and, in the event of a bankruptcy of WFS, a court may conclude that the Trust does not have a perfected interest in those collections.
      WFS and the Seller will treat the transactions described in this prospectus and the accompanying prospectus supplement as a sale of the Contracts to the Seller, so that the automatic stay provisions of the Bankruptcy Code should not apply to the Contracts if WFS were to become a debtor in a bankruptcy case.
Other Matters
      The so-called “holder-in-due-course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule, which would be applicable to a Trust and, in the case of a series of Notes that includes one or more classes of insured Notes, the Insurer, is limited to amounts paid under a contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against that obligor.
      The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.
      Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the Trust as an assignee to enforce noncomplying Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.
      Under the terms of the Servicemembers Civil Relief Act, as amended, a person who enters military service after the origination of a Contract (including a person who was in reserve status and is called to active duty after origination of the Contract) (i) is entitled to have the interest rated reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the Contract extended, or the payments lowered and the payment schedule adjusted. The Servicemembers Civil Relief Act applies to members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves may apply to a court to delay payments on retail installment contracts, including the Contracts. Application of either of the two foregoing acts, or similar acts under state law, could adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts and the ability of the Master Servicer to foreclose on an affected receivable during the obligor’s period of active duty status. Thus, in the event that such a receivable goes into default, there may be delays and losses.

      Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting one of these claims or defenses, it would be a breach of WFSRC3’s representations and warranties under the Sale and Servicing Agreement and would create an obligation of WFSRC3’s to repurchase the Contract unless the breach is cured.
FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES
Federal Income Tax Consequences
      The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code, and regulations promulgated thereunder.
      Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a Trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.
      This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such as financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.
Tax Characterization of Trusts
      In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to WFSRC3, the Trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel’s conclusions that the nature of the income of such trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.
      If a Trust were taxable as a corporation for Federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such trust’s taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.
Tax Consequences to Holders of the Notes
      Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Mitchell Silberberg & Knupp LLP, special tax counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

      OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount, or OID, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.
      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder’s method of tax accounting. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.
      Under the OID regulations Notes might be viewed as having been issued with OID because a failure to pay interest currently on Notes is not a default and does not give rise to a penalty. This interpretation would not significantly affect accrual basis holders of Notes, although it may accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis. Each Trust will determine that for purposes of the OID rules, the likelihood of deferral is remote. Accordingly, this discussion assumes that the interest payable on the Notes will be qualified stated interest.
      Sale or Other Disposition. If a Noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.
      Foreign holders. Interest payments made, or accrued, to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a “foreign person,” generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i)(a) is not actually or constructively a “10 percent shareholder” of a Trust or the Seller, including a holder of 10% of any outstanding Notes treated, contrary to the opinion of counsel, as equity for federal income tax purposes, (b) a “controlled foreign corporation” with respect to which a trust or the Seller is a “related person” within the meaning of the Internal Revenue Code, or (c) bank receiving interest as described in Section 881(c)(3)(A) of the Internal Revenue Code and (ii) the foreign person is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf, and provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a Note is a foreign person and providing the foreign person’s name and address.
      A foreign holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of Notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note.

      If that interest is not portfolio interest, then it generally will be subject to United States federal income and withholding tax at the applicable rate, unless reduced or eliminated pursuant to an applicable tax treaty.
      However, payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a properly executed IRS Form W-8ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person’s conduct of a trade or business in the United States. Such payments would, however, be subject to federal income tax.
      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.
      Backup Withholding. Each holder of a Note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, each Trust will be required to withhold at the applicable rate of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.
      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in a Trust. If so treated, a Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.
      NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
California Income Tax Consequences
      In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to WFSRC3, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell Silberberg & Knupp LLP has rendered an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of Notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other Trust property.
      Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

ERISA CONSIDERATIONS
Overview
      The Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts or arrangements are invested, each of which is referred to in this prospectus as a “plan”, and on persons who are parties in interest, as defined in Section 3(14) of ERISA, or disqualified persons, as defined in Section 4975(e)(2) of the Internal Revenue Code, with respect to such plans. These restrictions could affect the decision to purchase the Notes by or on behalf of plans. Certain employee benefit plans, such as governmental plans and church plans that have not made an election under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any governmental or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.
      Investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification, which entails consideration of the liquidity and rate of return needs of the plan, requirements respecting delegation of investment authority and the requirement that a plan’s investment be made in accordance with the documents governing the plan.
Prohibited Transactions
      Section 406 of ERISA prohibits parties in interest, as defined in Section 3(14) of ERISA, with respect to a plan from engaging in certain transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under a regulation issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each plan that purchases Notes. If this were so, not only persons that cause a plan to acquire Notes but also those who sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code in the absence of a statutory, regulatory or administrative exemption.
      Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an “equity interest” in the Trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes could change if the Trust incurs losses. However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party-in-interest, as defined in Section 3(14) of ERISA, or a disqualified person, as defined in Section 4975(e)(2) of the Internal Revenue Code, with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a

Note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. In addition, PTCE 2000-58, which amended certain administrative exemptions that had been granted to a number of underwriters to provide relief for certain transactions involving issuers of asset backed securities which are either debt or equity investments, may provide exemptive relief for the acquisition and holding of certain Notes. In this case, the related prospectus supplement will discuss the requirements of PTCE 2000-58, as subsequently amended by PTCE 2002-41. There can be no assurance that an exemption will apply to all transactions that may arise in connection with an investment in the Notes.
The Notes
      For a discussion of the ERISA considerations affecting the Notes, see “ERISA Considerations” in the related prospectus supplement.
PLAN OF DISTRIBUTION
      The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods by:

•	negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	placements with institutional investors through dealers;

•	direct placements with institutional investors; and

•	competitive bid.
      If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.
      In connection with the sale of Notes, underwriters may receive compensation from the company or from purchasers of Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of Notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid to underwriters.
      It is anticipated that the underwriting agreement pertaining to the sale of Notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Seller and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Seller as against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made.
      The prospectus supplement with respect to any Notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of Notes.

      Purchasers of Notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.
LEGAL MATTERS
      Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for WFSRC3 by Mitchell Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

GLOSSARY
      “Advance” means, with respect to a Collection Period, an amount advanced by the Master Servicer to the related Collection Account in respect of Contracts for which one or more monthly payments due at the end of such Collection Period have not been received by the Master Servicer.
      “Aggregate Principal Balance” means the sum of the Principal Balances of the outstanding Contracts.
      “Bankruptcy Code” means Title 11 of the United States Code, as amended.
      “Base Servicing Fee” means, with respect to each Distribution Date and the related Collection Period, the aggregate amount calculated in respect of the Base Servicing Fee for that Collection Period, which will equal the product of one-twelfth of the Base Servicing Fee Percent and the Aggregate Principal Balance as of the first day of that Collection Period.
      “Base Servicing Fee Percent” means 1.25% per annum.
      A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.
      “Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.
      “Closing Date” means the date the Notes are initially issued.
      “Collection Account” means a segregated trust account in the name of the Indenture Trustee, for the benefit of the Noteholders and certificateholders of the related Trust, as applicable, into which Net Collections during each Collection Period will be deposited.
      “Collection Period” means, with respect to any Distribution Date, the period described in the related prospectus supplement.
      “Contracts” mean retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that have been sold from WFSRC3 to the related Trust, the payments on which will provide funds for the payment of interest and principal on the Notes.
      “Controlling Class” means, with respect to any Trust, the Class A Notes described in the related prospectus supplement as long as any Class A Notes are outstanding, and thereafter the Class B Notes described in the related prospectus supplement as long as any Class B Notes are outstanding, and thereafter each other Class of Notes described in the related prospectus supplement in order of seniority.
      “Defaulted Contract” means, with respect to any Collection Period, a Contract either which is, at the end of such Collection Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.
      “Definitive Notes” means Notes issued as physical certificates.
      “Distribution Date” is a date established under the Indenture on which a payment of principal or interest on the Notes is required.
      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
      “Euroclear” means Euroclear Bank, S.A./N.V.
      “Event of Default” means an event of default under the Indenture described under “The Notes — Events of Default”.
      “Final Scheduled Distribution Date” has the meaning given in the related prospectus supplement.
      “Indenture” means an indenture between the related Trust and the Indenture Trustee pursuant to which the Notes are issued.

      “Indenture Trustee” means the trustee under the Indenture.
      “Insolvency Event” means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Services indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.
      “Insolvency Law” means the Bankruptcy Code or similar applicable state laws.
      “Insurer” means, in the case of a series of Notes that includes one or more insured classes of Notes, the insurer that issues the insurance policy guaranteeing payment of interest and principal on the insured classes of Notes.
      “Interest Carryover Shortfall Amount” has the meaning given in the related prospectus supplement.
      “Interest Distributable Amount” has the meaning given in the related prospectus supplement.
      “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
      “Liquidated Contract” means, a contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. The Principal Balance of a Liquidated Contract will be deemed to be zero.
      “Master Servicer” means WFS Financial Inc or WFS.
      “Moody’s” means Moody’s Investors Service.
      “Net Collections” means, with respect to a Distribution Date and the related Collection Period, the sum of the following amounts collected or accrued by, or paid to, the Master Servicer or the Trust during the Collection Period: (i) all payments received by the Master Servicer on or in respect of the Contracts, including, without limitation (a) prepayments, Net Liquidation Proceeds and net insurance proceeds and (b) amounts paid upon purchase or repurchase of Contracts, (ii) interest earned on amounts on deposit in the Collection Account, (iii) any Advances made by the Master Servicer and (iv) any other amount specified in the related prospectus supplement, which amounts are in each instance net of late payments in respect of which the Master Servicer has previously made an Advance, reimbursement to the Master Servicer for nonrecoverable Advances and reimbursement to the Master Servicer of insurance premiums advanced by the Master Servicer and repaid by the Obligor.
      “Net Liquidation Proceeds” means proceeds received by the Master Servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the Master Servicer in realizing upon a Defaulted Contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.
      “Note Distribution Account” means a segregated trust account in the name of the Indenture Trustee, for the benefit of the Noteholders, from which distributions to the Noteholders will be made.
      “Note Policy” means, in the case of a series of Notes that includes one or more classes of insured Notes, the insurance policy issued by the Insurer that guarantees payment of interest and principal on the insured classes of Notes.
      “Noteholder” means a holder of one or more classes of Notes.

      “Notes” means one or more series or classes of promissory notes issued by a Trust representing the right to receive payments of principal and interest.
      “Optional Purchase” means the exercise of WFSRC3 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date following the last day of a Collection Period as of which the aggregate Principal Balance is equal to or less than the amount specified in the related prospectus supplement.
      “Owner Trustee” means the trustee of a Trust that will own the Contracts.
      “Principal Balance” means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78’s Contract, its actual principal balance net of unearned interest.
      “Rule of 78’s Contract” means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78’s. Under the Rule of 78’s, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a contract providing for 12 payments, the denominator of each month’s fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the “sum of the balances”). As a Contract using either the Rule of 78’s or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially the same under either system. Accordingly, for purposes of convenience, the term “Rule of 78’s” is used in this prospectus in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.
      “Sale and Servicing Agreement” means an agreement among WFSRC3, WFS and one or more Trusts for the acquisition and servicing of Contracts.
      “Seller” means WFS Receivables Corporation 3, or WFSRC3.
      “Servicer Default” means any “Servicer Default” under the Sale and Sale Servicing Agreement as described under “Certain Information Regarding the Securities — Servicer Defaults”.
      “Servicing Fee” means an amount equal to the Base Servicing Fee plus all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under “The Master Servicer — Collection of Payments”) and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding Principal Balance of a Contract that is prepaid in full prior to its maturity exceeds the Principal Balance of that Contract.
      “Simple Interest Contract” means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.
      “Spread Account” means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.
      “Standard & Poor’s” means Standard & Poor’s Rating Services, a Division of The McGraw-Hill Companies, Inc.

      “Trust” means either a Delaware statutory trust, or a trust established under the laws of another state, to which the Seller will sell the Contracts and which will issue the Notes.
      “Trust Agreement” means an amended and restated trust agreement pursuant to which a Trust will be established.
      “Trust Insolvency” means certain events of bankruptcy, insolvency, receivership or liquidation relating to a Trust.
      “Trustee” means the Owner Trustee or the Indenture Trustee.

________________________________________________________________________________

$2,723,000,000
Auto Receivable Backed Notes
WFS Financial 2005–3 Owner Trust

$389,000,000	3.66838%	Class A-1 Notes
$713,000,000	4.11%	Class A-2 Notes
$325,000,000	4.25%	Class A-3A Notes
$682,000,000	Floating Rate	Class A-3B Notes
$306,000,000	4.39%	Class A-4 Notes
$105,000,000	4.50%	Class B Notes
$112,000,000	4.54%	Class C Notes
$91,000,000	4.76%	Class D Notes
 WFS Receivables Corporation 3
Seller
 WFS Financial Inc
Master Servicer

Prospectus Supplement
July 19, 2005

Joint Bookrunners

Banc of America Securities LLC	Merrill Lynch & Co.
Co-Managers
Citigroup
Credit Suisse First Boston
Deutsche Bank Securities